UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment no. )

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Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement
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☐	Soliciting Material Pursuant to §240.14a-12

U.S. AUTO PARTS NETWORK, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD MAY 22, 2019

To the Stockholders of U.S. Auto Parts Network, Inc.:

NOTICE IS HEREBY GIVEN that the 2019 Annual Meeting of Stockholders (the “Annual Meeting”) of U.S. Auto Parts Network, Inc., a Delaware corporation (the “Company”), will be held on May 22, 2019 at 9:00 a.m. Pacific Time at the offices of the Company located at 16941 Keegan Avenue, Carson, CA 90746, for the following purposes:

1.	to elect the following Class I directors to hold office for a term of three years or until their respective successors are elected and qualified: Jay K. Greyson, Mehran Nia, and Barbara Palmer;
2.	to ratify the appointment of RSM US LLP, an independent registered public accounting firm, as independent auditors of the Company for fiscal year 2019; and
3.	such other business, if any, as may properly come before the Annual Meeting.

Only stockholders of record at the close of business on March 25, 2019 are entitled to notice of and to vote at the Annual Meeting and any adjournment or postponement thereof. A list of stockholders entitled to vote at the Annual Meeting will be available for inspection at our principal executive offices and at the Annual Meeting.

All stockholders are cordially invited to attend the meeting in person.  If you wish to attend the meeting in person, you will need to RSVP and print your admission ticket at www.proxyvote.com. An admission ticket together with photo identification must be presented in order to be admitted to the meeting.  Please refer to page 1 of the proxy statement for further details.

April 9, 2019

By Order of the Board of Directors

Lev Peker
Chief Executive Officer

YOUR VOTE IS VERY IMPORTANT REGARDLESS OF THE NUMBER OF SHARES YOU OWN. ALL STOCKHOLDERS ARE INVITED TO ATTEND THE ANNUAL MEETING IN PERSON BY REGISTERING AT PROXYVOTE.COM. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, WE ENCOURAGE YOU TO READ THIS PROXY STATEMENT AND SUBMIT YOUR PROXY OR VOTING INSTRUCTIONS AS SOON AS POSSIBLE. THIS WILL ENSURE THE PRESENCE OF A QUORUM AT THE MEETING. PLEASE READ THE ATTACHED PROXY STATEMENT CAREFULLY, COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE AND RETURN IT IN THE ENCLOSED ENVELOPE. IF YOU ATTEND THE MEETING, YOU MAY VOTE IN PERSON IF YOU WISH TO DO SO EVEN IF YOU HAVE PREVIOUSLY SUBMITTED YOUR PROXY OR VOTING INSTRUCTIONS.

U.S. Auto Parts Network, Inc.

16941 Keegan Ave.

Carson, CA 90746

********************************

U.S. AUTO PARTS NETWORK, INC.

16941 Keegan Avenue

Carson, California 90746

PROXY STATEMENT

These proxy materials and the enclosed proxy card are being furnished to holders of the common stock, par value $0.001 per share, and Series A Convertible Preferred Stock (“Series A Convertible Preferred”), par value $0.001 per share, of U.S. Auto Parts Network, Inc., a Delaware corporation (the “Company”), in connection with the solicitation of proxies by the Board of Directors of the Company (the “Board of Directors” or the “Board”), to be voted at the 2019 Annual Meeting of Stockholders to be held on May 22, 2019 and at any adjournment or postponement of the meeting (the “Annual Meeting”). The Annual Meeting will be held at 9:00 a.m. Pacific Time at the offices of the Company located at 16941 Keegan Avenue, Carson CA 90746. These proxy solicitation materials are expected to be mailed on or about April 9, 2019 to all stockholders entitled to vote at the Annual Meeting.

Purpose of Meeting

The specific proposals to be considered and acted upon at the Annual Meeting are summarized in the accompanying Notice of the Annual Meeting of Stockholders (the “Notice”) and are described in more detail in this proxy statement.

Meeting Admission

To attend the meeting, you will need to bring an admission ticket and photo identification. You will need to print an admission ticket in advance by visiting www.proxyvote.com and following the instructions there. You will need the 16-digit control number to access www.proxyvote.com. You can find your control number on:

•	Your proxy card available at proxyvote.com or included with this proxy statement; or
•	Your voting instruction card if you hold your shares in street name through a broker or other nominee.

If you are not a record date stockholder, you may be admitted to the meeting only if you have a valid legal proxy from a record date stockholder who has obtained an admission ticket. You must present that proxy and admission ticket, as well as valid photo identification, at the entrance to the meeting.

For questions about admission to the Annual Meeting, please contact our Corporate Secretary at (424) 702-1455.

Voting; Quorum

The record date for determining those stockholders who are entitled to notice of, and to vote at, the Annual Meeting has been fixed as March 25, 2019. Only stockholders of record at the close of business on the record date are entitled to notice of and to vote at the Annual Meeting. Each share of our common stock and Series A Convertible Preferred entitles its record holder to one vote on all matters subject to a stockholder vote. Holders of common stock and Series A Convertible Preferred vote together as a single class.  As of the record date, 35,433,232 shares of our common stock were outstanding and 2,770,687 shares of our Series A Convertible Preferred were outstanding.

The presence at the Annual Meeting, either in person or by proxy, of holders of a majority of the outstanding shares of our common stock and Series A Convertible Preferred entitled to vote will constitute a quorum for the transaction of business at the Annual Meeting. If a quorum is not present, the holders of a majority of shares present at the Annual Meeting in person or represented by proxy may adjourn the Annual Meeting to another date.

In the election of directors under Proposal One, the three nominees receiving the highest number of “For” votes from the holders of shares present in person or represented by proxy and entitled to vote on the election of directors will be elected.

“Withhold” votes and “Broker non-votes” will not be counted as votes cast, and, therefore, will have no effect on the election of directors. With regard to Proposal Two, to be approved, the Company must receive the affirmative vote of the holders of a majority of the shares present or represented by proxy and entitled to vote at the Annual Meeting. If you “Abstain” from voting, it will have the same effect as an “Against” vote.

All votes will be tabulated by the inspector of election appointed for the Annual Meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes (i.e., shares held by a broker that are represented at the Annual Meeting, but with respect to which such broker is not instructed to vote on a particular proposal and does not have discretionary voting power). Under Delaware law, abstentions and broker “non-votes” will be counted for purposes of establishing a quorum at the Annual Meeting, but will not be counted towards the vote total for the election of directors.

Proxies

If you have shares for which you are the stockholder of record, you may vote those shares by proxy. You may vote by mail, internet or telephone pursuant to instructions provided on the proxy card. Additionally, shares held in your name as the stockholder of record may be voted by you in person at the Annual Meeting.

Most of our stockholders hold their shares as a beneficial owner through a broker or other nominee rather than directly in their own name. If you are the beneficial owner of shares held in “street name,” you may vote by mail, internet or telephone by following the voting instruction card provided to you by your broker or other nominee. If your shares are held in street name, you may not vote your shares in person at the Annual Meeting unless you obtain a “legal proxy” from the broker or nominee that holds the shares giving you the right to vote the shares at the Annual Meeting.

If you do not give instructions to your broker, your shares may constitute “broker non-votes.” Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether any matter has been approved. Under the rules that govern brokers who are voting shares held in street name, a broker is entitled to vote shares held for a beneficial owner on “routine” matters without instructions from the beneficial owner of those shares. On the other hand, absent instructions from the beneficial owner of such shares, a broker is not entitled to vote shares held for a beneficial owner on “non-routine” matters.

If you are a stockholder of record, you may revoke a proxy at any time before it is voted at the Annual Meeting by: (a) delivering a proxy revocation or another duly executed proxy bearing a later date to our Corporate Secretary at 16941 Keegan Ave., Carson, CA 90746; (b) voting again by telephone or over the internet at a later time; or (c) attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not revoke a proxy unless you actually vote in person at the meeting. For shares you hold beneficially in street name, you may change your vote by submitting new voting instructions to your broker or other nominee in accordance with the instructions they provided, or, if you have obtained a legal proxy from your broker or other nominee giving you the right to vote your shares, by attending the Annual Meeting and voting in person.

The enclosed proxy also grants the proxy holders discretionary authority to vote on any other business that may properly come before the Annual Meeting. We have not been notified by any stockholder of his or her intent to present a stockholder proposal at the Annual Meeting.

Solicitation

We will bear the entire cost of proxy solicitation, including the costs of preparing, assembling, printing and mailing this proxy statement, the Notice, the proxy card and any additional solicitation material furnished to the stockholders. Copies of the solicitation materials will be furnished to brokerage houses, fiduciaries and custodians holding shares in their names that are beneficially owned by others so that they may forward this solicitation material to such beneficial owners. In addition, although there is no formal agreement to do so, we may reimburse such persons for their reasonable expenses in forwarding the solicitation materials to the beneficial owners. The original solicitation of proxies by mail may be supplemented by a solicitation by personal contact, telephone, facsimile, email or any other means by our directors, officers or employees. No additional compensation will be paid to these individuals for any such services. In the discretion of management, we reserve the right to retain a proxy solicitation firm to assist in the solicitation of proxies. Although we do not currently expect to retain such a firm, we estimate that the fees of such firm would range from $5,000 to $10,000 plus out-of-pocket expenses, all of which would be paid by us.

Note with Respect to Forward-Looking Statements

We have made certain forward-looking statements in this proxy statement that relate to expectations concerning matters that are not historical or current facts. These statements are forward looking statements for the purposes of the safe harbor provided by Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Section 27A of the Securities Act of 1933 as amended (the “Securities Act”). In some cases, you can identify forward-looking statements by terms such as “anticipates,” “believes,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “projects,” “should,” “will,” “would” and similar expressions intended to identify forward-looking statements. We cannot assure you that such expectations will prove to be correct. Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from such expectations, and you should not place undue reliance on these forward-looking statements. All forward-looking statements attributable to us are expressly qualified in their entirety by such language. Important risk factors that could contribute to such differences are discussed in our Annual Report on Form 10-K, subsequent Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and other filings with the Securities and Exchange Commission. The forward-looking statements contained herein speak only as of the date of this proxy statement. Except as required by law, we do not undertake any obligation to update any forward-looking statements contained herein, whether as a result of new information, future events or otherwise.

MATTERS TO BE CONSIDERED AT THE ANNUAL MEETING

PROPOSAL ONE:

ELECTION OF DIRECTORS

Our certificate of incorporation provides for a classified board of directors consisting of three classes of directors, each serving staggered three-year terms and each as nearly equal in number as possible as determined by our Board of Directors. As a result, a portion of our Board of Directors will be elected each year. Messrs. Greyson and Nia and Ms. Palmer have been designated Class I directors whose terms expire at the Annual Meeting. Messrs. Berman, Kanen and Khazani have been designated as Class II directors whose terms expire at the 2020 Annual Meeting of Stockholders.  Messrs. Peker, Phelps and Wilson have been designated Class III directors whose terms expire at the 2021 Annual Meeting of Stockholders.

The class whose term of office expires at the Annual Meeting currently consists of three directors. On the recommendation of the Nominating and Corporate Governance Committee, our Board of Directors selected and approved Messrs. Greyson and Nia and Ms. Palmer as nominees for election in the class being elected at the Annual Meeting to serve for a term of three years, expiring at the 2022 Annual Meeting of Stockholders, or until their successors are duly elected and qualified or until their earlier resignation or removal. Each nominee for election is currently a member of our Board of Directors and has consented to be named in this proxy statement and agreed to serve if elected. Management has no reason to believe that any of the nominees will be unavailable to serve. In the event any of the nominees named herein is unable to serve or for good cause will not serve at the time of the Annual Meeting, the persons named in the proxy will exercise discretionary authority to vote for a substitute. Unless otherwise instructed, the proxy holders will vote the proxies received by them FOR the nominees named below.

Stockholder Approval

Directors are elected by a plurality of the votes of the holders of shares present in person or represented by proxy and entitled to vote on the election of directors. The three nominees receiving the highest number of affirmative votes will be elected. At the Annual Meeting, stockholders are being asked to elect Messrs. Greyson and Nia and Ms. Palmer as Class I directors to hold office for a term of three years or until his or her respective successor is elected and qualified.

Recommendation of Our Board of Directors

Our Board of Directors recommends a vote “FOR” the Class I director nominees listed below.

Information about Directors and Nominees

We believe that our Board as a whole should encompass a range of talent, skill, diversity and expertise enabling it to provide sound guidance with respect to our operations and interests. In addition to considering a candidate’s background and accomplishments, the Nominating and Corporate Governance Committee reviews candidates in the context of the current composition of the Board and the evolving needs of our business. In accordance with the listing standards of The Nasdaq Stock Market (the “Nasdaq Rules”) we have charged our Nominating and Corporate Governance Committee with ensuring that at least a majority of the directors qualify as “independent” under the Nasdaq Rules. See “Corporate Governance -Board Committees and Meetings - Nominating and Corporate Governance Committee” for a discussion of the factors that are considered in selecting our director nominees.

The table and narrative below sets forth information regarding each of our directors and our director nominees, including his or her age as of the date of the Annual Meeting, the year they first became directors, business experience during at least the past five years, public company boards they currently serve on or have recently served, and certain other biographical information and attributes that the Nominating and Corporate Governance Committee determined qualify them to serve as directors. The Nominating and Corporate Governance Committee believes that the director nominees and the other current directors have the following other key attributes that are important to an effective board of directors: integrity and demonstrated high ethical standards; sound judgment; analytical skills; the ability to engage management and each other in a constructive and collaborative fashion; diversity of origin, background, experience and thought; and the commitment to devote significant time and energy to serve on the Board and its committees.

					Committee
Name	Age	Director Since	Current Position(s)	Independent	Audit	Compensation	Nominating and Corporate Governance
Warren B. Phelps III	72	2007	Chairman of the Board	X	X		Chairman
Joshua L. Berman	49	2007	Director	X		Chairman	X
Jay K. Greyson	59	2014	Director	X	Chairman	X
David Kanen	53	2019	Director
Sol Khazani	61	2001	Director
Mehran Nia	53	2018	Director
Barbara Palmer	53	2013	Director	X		X	X
Lev Peker	37	2019	Chief Executive Officer and Director
Bradley E. Wilson	45	2013	Director	X	X

Class I Director Nominees

Jay K. Greyson has been a director since June 2014. Since 2006, Mr. Greyson has been the Co-founder of Supply Chain Equity Partners, a private equity firm focused on the distribution and logistics industry. Also, since 2006, Mr. Greyson has served as the Co-founder, Managing Director, and Principal of Vetus Partners, an investment bank, and previously served as Chief Compliance Officer of Vetus Securities, a registered broker dealer, from 2006 through November 2014. Prior to that, from 2000 to 2006, Mr. Greyson served in various capacities including as a Director with Brown Gibbons Lang & Company, an investment bank. Also, Mr. Greyson has served as a General Manager and Vice President of several leading electronic manufacturers. Mr. Greyson also serves on the Board of Directors of several private companies as Chairman, Operating Director, and Director. Mr. Greyson holds a B.S. degree in Electrical Engineering from the University of Virginia and an M.B.A. from the University of Chicago. We believe that Mr. Greyson is qualified to serve as a director due to his leadership experience in private equity and investment banking, combined with his financial background and management experience in manufacturing, distribution and supply chain.

Mehran Nia has served as our director since May 2018.  Mr. Nia  is one of our co-founders and previously served as our Chief Executive Officer and President and a director from 1995 until 2007 where he helped lead the growth and transformation of our company from a regional wholesaler of collision auto parts into an e-commerce retailer by the year 2000 and a wholesaler with a diversified base of auto products.  Mr. Nia holds a B.A. degree in biology from San Diego State University.  Mr. Nia also serves on the Board of Directors of Mylife.com, an e-commerce company with the mission of helping people find and connect with others and manage the information they choose to share with the world.  We believe that Mr. Nia’s prior service as a co-founder and Chief Executive Officer of the company, combined with his prior industry experience, provide invaluable insight to our company and qualify him to serve as a director.

Barbara Palmer has been a director since November 2013 and since February 2016 has served as a marketing and executive leadership consultant.  Prior to that time, Ms. Palmer served as Chief Revenue Officer of CallFire, Inc., a communications software technology company in Santa Monica, California from January 2014 to February 2016. From April 2008 to January 2014, Ms. Palmer held the role of President of The Search Agency, Inc., the largest independent search marketing agency in the country. Before joining The Search Agency, Ms. Palmer served as a partner in 2 Degrees Ventures, a branded entertainment agency and as the Senior Vice President Marketing Operations for Ameriquest Mortgage Company. She has also served as Senior Vice President Marketing Operations at United Online, Inc., parent company to internet brands NetZero and Juno, as well as various other roles in entertainment marketing. Ms. Palmer was honored with the Los Angeles Women of Influence Award from the Los Angeles Business Journal in 2016 and holds a B.S. degree from Ithaca College. We believe that Ms. Palmer is qualified to serve as a director due to her operational experience and service as Chief Revenue Officer and President of companies within various industries, combined with her financial background and management experience.

Directors Whose Terms Continue

Class II Directors - Terms Expiring at the 2020 Annual Meeting of Stockholders

Joshua L. Berman has been a director since October 2007.  Mr. Berman is currently a general partner at Troy Capital Partners where he has served since the beginning of 2016.  Troy Capital Partners is a new venture and strategic opportunities fund investing primarily in early stage and emerging companies within the Southern California ecosystem.  Mr. Berman has a long track record in building and running internet businesses. A founder of MySpace.com, Mr. Berman held the position of Chief Operating Officer from 2003 until the company was sold to News Corp, at which time he transitioned to manage Slingshot Labs, an internet incubator dedicated to building and developing new web ventures for News Corp. In 2010 Mr. Berman left Slingshot Labs to co-found e-commerce platform BeachMint and served as the company’s Chief Executive Officer from 2010 through 2014.  Following a merger between BeachMint and Conde Nast, Mr. Berman became Chief Executive Officer of The Lucky Group prior to his departure in 2015.  Previous to MySpace, Mr. Berman co-founded and managed successful Internet companies: ResponseBase and Xdrive Technologies. Prior to his start-up life, Mr. Berman was a management consultant with PricewaterhouseCoopers. Mr. Berman received his MBA from the University of Southern California, and holds a Bachelor’s Degree from UC Santa Barbara.  We believe that Mr. Berman is qualified to serve as a director due to his industry knowledge and service as Chief Operating Officer or President of internet companies, including internet marketing and social networking, combined with his strong accounting and financial background and management experience.

Sol Khazani is a co-founder of the Company and has been a director since January 2001. Mr. Khazani also served as our Chairman of the Board from January 2001 to March 2007, as our Chief Financial Officer from January 2001 to April 2005 and as a Vice President from October 1995 to January 2001. From 1995 through December 2008, Mr. Khazani served as the Vice President of American Condenser, Inc., a company that he co-founded which manufactures air-conditioning condensers for automotive and industrial applications. Mr. Khazani is also the co-founder and serves as financial director of the non-profit organization Women for World Health.  In addition, Mr.Khazani serves on the board of Plasticos Foundation, a non-profit organization. Mr. Khazani holds a B.S. degree in accounting and an M.B.A. from National University in San Diego.  We believe that Mr. Khazani’s prior service as a co-founder and Chief Financial Officer of the Company, combined with his prior industry experience, provide invaluable insight to the Company and qualify him to serve as a director.

David Kanen has been a director since January 2019.  He currently serves as the Managing Member of Kanen Wealth Management, LLC, a registered investment advisor, where he has served since 2016 and as President and Portfolio Manager of Philotimo Fund, LP, a hedge fund focused on small-cap value and activism, where he has served since December 2016.  From 2012 to 2016, Mr. Kanen was an independent advisor at Aegis Capital, Inc.  Prior to that he worked as a retail and institutional financial advisor for various investment firms, including A.G. Edwards & Sons, Inc. from 1992 to 2004.  Mr. Kanen holds a Bachelor of Science in Marketing from Jacksonville University.  Mr. Kanen also serves on the Board of Directors of Famous Dave’s of America, Inc. (Nasdaq:DAVE), which develops, owns, operates and franchises barbeque restaurants. We believe that Mr. Kanen’s experience as a public company investor qualifies him to serve as a director.

Class III Directors - Terms Expiring at the 2021 Annual Meeting of Stockholders

Lev Peker has been our Chief Executive Officer and a director since January 2019.  Mr. Peker previously served as the Chief Marketing Officer of Adorama Camera Inc., a leading online destination for photography, imaging and consumer electronics, from August 2015 to December 2018.  Prior to that time, Mr. Peker served as the Senior Director and General Manager of eCommerce Strategy and Operations of Sears Holding Corporation, a leading integrated retailer providing merchandise and related services, from August 2014 until July 2015. From April 2008 until July 2014, Mr. Peker served in various roles at U.S. Auto Parts including as Vice President and General Manager of Online Marketplaces from June 2013 to July 2014, as Director and General Manager of Online Marketplaces from March 2009 until June 2013, and as Manager of Financial Planning and Analysis from April 2008 until March 2009.  Mr. Peker’s prior experience also includes serving as a Senior Financial Analyst at Smart & Final, Inc., as a Senior Analyst at KPMG, and as a Senior Associate at Pricewaterhousecoopers LLP.  Mr. Peker holds a B.S. degree in Accounting from the University of Southern California and an M.B.A. degree in Marketing and Strategy from University of California, Los Angeles. We believe Mr. Peker’s valuable business and leadership experience, particularly in the e-commerce industry, combined with his intimate knowledge of our financial and operational status gained through his various roles at the Company, qualifies Mr. Peker to serve as a director.

Warren B. Phelps III has been a director since September 2007 and has served as Chairman of the Board since August 2017.  Since January 2013 he has served as Executive Chairman of Empower RF Systems, a developer and manufacturer of high power RF amplifiers for the defense and commercial markets.  From October 2009 until December 2012, Mr. Phelps served as the Chairman and Chief Executive Officer of Empower.  From 2000 until his retirement in September 2006, Mr. Phelps served in several executive positions for Spirent plc, a leading communications technology company, most recently as President of the Performance Analysis Broadband division.  From 1996 to 2000, Mr. Phelps was at Netcom Systems, a provider of network test and measurement equipment, most recently as President and Chief Executive Officer.  Prior to that, Mr. Phelps held executive positions, including Chairman and Chief Executive Officer, at MICOM Communications and in various financial management roles at Burroughs/Unisys Corporation.  Mr. Phelps current serves on the board of directors of Luna Innovations (Nasdaq: LUNA), a leader in optical technology, as well as on the board of directors of a privately held company and on the Board of Trustees of St. Lawrence University.  Mr. Phelps holds a B.S. degree in mathematics from St. Lawrence University in Canton, New York and an M.B.A. from The University of Rochester in Rochester, New York. We believe that Mr. Phelps is qualified to serve as a director due to his financial background, including his qualifications as an audit committee financial expert, as well as his executive management experience across numerous technology companies.

Bradley E. Wilson has been a director since November 2013. Mr. Wilson has served as the Chief Marketing Officer of LendingTree, the nation’s leading online loan marketplace, since July 2017.  From October 2016 to July 2017, Mr. Wilson served as an independent consultant in the digital, omni-channel and e-commerce landscape, and from July 2016 through October 2016, Mr. Wilson served as the President of Shoes.com Technologies, an e-commerce retailer, before resigning due to misalignment over the company’s strategic direction and operating plan. Mr. Wilson also previously served as the General Manager for Travelocity’s business unit within Expedia, Inc. from January 2015 through July 2016, where he had full responsibility for retail operations and profitability of the business. Prior to this role, he served as the Chief Marketing Officer for Travelocity from 2011 to January 2015, where he was responsible for brand strategy, marketing efficiency, and customer lifecycle management. Before joining Travelocity, Mr. Wilson served as Senior Vice President of Marketing and Brand Management for Nutrisystem. Mr. Wilson also previously served in marketing and customer acquisition for both Match.com and Blockbuster Online. Mr. Wilson holds a B.S. degree from the University of Texas and an M.B.A. from the Cox School of Business at Southern Methodist University. We believe that Mr. Wilson is qualified to serve as a director due to his combined online marketing expertise and operational management experience from serving as an executive for leading consumer brands on the internet.

Family Relationships

There are no family relationships among any of our directors, executive officers and director nominees.

CORPORATE GOVERNANCE

Code of Ethics and Business Conduct

Our Board of Directors has adopted a Code of Ethics and Business Conduct which applies to all directors, officers (including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions) and employees. The full text of our Code of Ethics and Business Conduct is available on the Investor Relations section of our website at www.usautoparts.net which can be directly accessed at http://investor.usautoparts.net/. We intend to disclose future amendments to certain provisions of the Code of Ethics and Business Conduct, and any waivers of provisions of the Code of Ethics and Business Conduct required to be disclosed under the rules of the SEC, at the same location on our website. The information contained in, or that can be accessed through, our website does not constitute a part of this proxy statement.

Director Independence

The Board reviewed the independence of each of our directors on the basis of the standards adopted by the Nasdaq Stock Market (“Nasdaq”). During this review, the Board considered transactions and relationships between the Company, on the one hand, and each director, members of his or her immediate family, and other entities with which he or she is affiliated, on the other hand. The purpose of this review was to determine which of such transactions or relationships were inconsistent with a determination that the director is independent under the Nasdaq Rules. After the review, the Board of Directors has determined that each of our directors with the exception of Mr. Peker and Mr. Nia satisfy the requirements for “independence” under the listing standards of the Nasdaq Rules.

The Board has, additionally, maintained a separation between the seats of Chairman and Chief Executive Officer since we went public in 2007 in recognition of the different demands and responsibilities of the roles and to emphasize the independence of the role of Chairman.  For example, the separate roles allow us to have a Chairman focused on the leadership of the Board providing our Chief Executive Officer with the ability to focus more of his time and energy on managing our operations.  The Board also meets regularly in executive session without the presence of management.

Board Oversight of Risk

The Board is responsible for overseeing our risk management but its duties in this regard are supplemented by the Audit Committee, which is responsible for discussing with management and our independent auditors policies with respect to risk assessment and risk management, including the process by which we undertake major financial and accounting risk assessment and management. The Audit Committee also oversees our corporate compliance programs, as well as the internal audit function. In addition to the Audit Committee’s work in overseeing risk management, our full Board periodically engages in discussions of the most significant risks that the Company is facing and how these risks are being managed, and the Board receives reports on risk management from senior officers of the Company and from the Chairman of the Audit Committee. The Audit Committee meets privately with our management team in order to assess the overall control environment and “tone at the top” and to provide the Audit Committee with direct feedback as to any control or oversight issues. Other committees, including the Compensation Committee, review risks relevant to their particular areas of responsibility, such as whether the compensation of executive management encourages them to take undue risk. These matters are reviewed at Board meetings as well and, if deemed necessary and appropriate, in executive session with only the independent directors present. Our management team has the primary responsibility for identifying and managing the known, material risks which could affect our operating and financial performance. At least annually, upon reviewing and establishing the financial and operating targets for the next fiscal year, the management team reviews with the full Board the key risks facing the Company during the upcoming year and the plans the Company has put in place to mitigate those risks, and the management team reviews subsets of risk on a more frequent basis with the Board.

Board Committees and Meetings

Our Board of Directors has an Audit Committee, a Compensation Committee, and a Nominating and Corporate Governance Committee. Each committee has a written charter that is reviewed annually and revised as appropriate. A copy of each committee’s charter is available on the Investor Relations section of our website at www.usautoparts.net.

During fiscal 2018, the Board of Directors and the various committees of the Board held the following number of meetings: Board of Directors - 18; Audit Committee - 5; Compensation Committee - 7; and Nominating and Corporate Governance Committee - 8. All directors attended at least 75% of the aggregate number of meetings of the Board of Directors and the committees on which they served.  We do not have a formal policy regarding attendance by members of our Board of Directors at annual meetings of stockholders; however, directors are encouraged to attend all such meetings. All of our directors attended our 2018 Annual Meeting of Stockholders.

Audit Committee. Our Audit Committee consists of Messrs. Greyson, Phelps, and Wilson. Mr. Greyson is the Chairman of the Audit Committee. Our Board of Directors has determined that each member of the Audit Committee is independent under the Nasdaq Rules and Rule 10A-3 under the Exchange Act.  In addition, Mr. Phelps qualifies as an “audit committee financial expert” as that term is defined in the rules and regulations established by the SEC. The primary functions of this committee include the following:

•	meeting with our management periodically to consider the adequacy of our internal controls and the objectivity of our financial reporting;
•	meeting with our independent auditors and with internal financial personnel regarding these matters;

•	pre-approving audit and non-audit services to be rendered by our independent auditors;
•	appointing from time to time, engaging, determining the compensation of, evaluating, providing oversight of the work of and, when appropriate, replacing our independent auditors;
•

reviewing our financial statements and periodic reports and discussing the statements and reports with our management and independent auditors, including any significant adjustments, management judgments and estimates, new accounting policies and disagreements with management;

•	establishing procedures for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls and auditing matters;
•	reviewing our financing plans and reporting recommendations to our full Board of Directors for approval and to authorize action; and
•	administering and discussing with management and our independent auditors our Code of Ethics and Business Conduct.

Our internal financial personnel regularly meet privately with the Audit Committee and have unrestricted access to this committee. Our independent auditors report directly to the Audit Committee and they also have unrestricted access to this committee.

Compensation Committee. Our Compensation Committee consists of Messrs. Berman and Greyson and Ms. Palmer. Mr. Berman is the Chairman of our Compensation Committee. Our Board of Directors has determined that each member of the Compensation Committee is independent under the Nasdaq Rules. The primary functions of this committee include the following:

•

determining the compensation and other terms of employment of our executive officers and senior management, and reviewing and approving corporate performance goals and objectives relevant to such compensation;

•	recommending to our Board of Directors the type and amount of compensation to be paid or awarded to members of our Board of Directors;
•

evaluating and recommending to our Board of Directors the equity incentive plans, compensation plans and similar programs advisable for us, as well as modification or termination of existing plans and programs;

•	administering the issuance of stock options and other equity incentive arrangements under our equity incentive plans; and
•

reviewing and approving the terms of employment agreements, severance arrangements, change-in-control protections and any other compensatory arrangements for our executive officers and senior management.

A more detailed description of the role of the Compensation Committee, including the role of executive officers and consultants in compensation decisions, can be found under “Executive Compensation and Other Information” below.

Compensation Committee Interlocks and Insider Participation.  The members of the Compensation Committee of our Board of Directors during fiscal 2018 were Messrs. Berman, Greyson and Ms. Palmer. None of the members of our Compensation Committee at any time has been one of our officers or employees or an officer or employee of one of our subsidiaries at any time during fiscal 2018. None of our executive officers currently serves, or in the past year has served, as a member of the Board of Directors or Compensation Committee of any entity that has one or more executive officers on our Board of Directors or Compensation Committee.

Nominating and Corporate Governance Committee. Our Nominating and Corporate Governance Committee consists of Messrs. Phelps and Berman and Ms. Palmer. Mr. Phelps is the Chairman of our Nominating and Corporate Governance Committee. Our Board of Directors has determined that each member of the Nominating and Corporate Governance Committee is independent under the Nasdaq Rules. The primary functions of this committee include the following:

•	identifying qualified candidates to become members of our Board of Directors;
•	selecting nominees for election of directors at the next annual meeting of stockholders (or special meeting of stockholders at which directors are to be elected);
•	selecting candidates to fill vacancies of our Board of Directors; and
•	overseeing the evaluation of our Board of Directors.

The Nominating and Corporate Governance Committee generally seeks directors with strong reputations and experience in areas relevant to the operations and strategies of the Company’s business. In connection with their recommendations regarding the size and composition of the Board, the Nominating and Corporate Governance Committee reviews the appropriate qualities and skills required of directors in the context of the then current make-up of the Board and the needs of the Company. The Nominating and Corporate Governance Committee generally identifies candidates for election to the Board of Directors; reviews their skills, characteristics and experiences; and recommends director nominees to the Board for approval. While we do not have a formal policy with regard to the consideration of diversity in identifying director nominees, the Nominating and Corporate Governance Committee strives to nominate directors with a variety of complementary skills and backgrounds so that as a group, the Board will possess the appropriate talent, skills, insight and expertise to oversee our business. The Nominating and Corporate Governance Committee assesses each candidate’s independence, personal and professional integrity, financial literacy or other professional or business experience relevant to an understanding of our business, his or her ability to think and act independently and with sound judgment, and ability and commitment to serve our and its stockholders’ long-term interests. All factors considered by the Nominating and Corporate Governance Committee are reviewed in the context of an assessment of the perceived needs of the Board at a particular point in time. As a result, the priorities and emphasis of the Nominating and Corporate Governance Committee and of the Board may change from time to time to take into account changes in our business, our future opportunities and strategic plans, and other trends, as well as the portfolio of skills and experience of current and prospective directors.

The Nominating and Corporate Governance Committee generally leads the search for and selects, or recommends that the Board select, candidates for election to the Board. Consideration of new director candidates typically involves a series of committee discussions, a review of information concerning candidates and interviews with selected candidates. The Nominating and Corporate Governance Committee may in the future engage the services of a third-party search firm to identify director candidates.

The Nominating and Corporate Governance Committee will consider candidates for directors recommended by our stockholders who meet the eligibility requirements for submitting stockholder proposals for inclusion in our next proxy statement. This committee will evaluate such recommendations applying its regular nominee criteria. Eligible stockholders wishing to recommend a director nominee must submit such recommendation in writing to the Chair, Nominating and Corporate Governance Committee, care of the Corporate Secretary, at the Company’s address set forth on the first page of this proxy statement by the deadline for stockholder proposals set forth in the prior year’s proxy statement, specifying the following information: (a) the name and address of the nominee, (b) the name, address and phone number of the stockholder making the nomination and of the director nominee, (c) a representation that the nominating stockholder is a stockholder of record of our stock entitled to vote at the next annual meeting and intends to appear in person or by proxy at such meeting to nominate the person specified in the notice, (d) the nominee’s qualifications for membership on the Board, (e) a resume of the candidate’s business experience and educational background as well as all of the information that would be required in a proxy statement soliciting proxies for the election of the nominee as a director, (f) a description of all direct or indirect arrangements or understandings between the nominating stockholder and the nominee and any other person or persons (naming such person or persons) pursuant to whose request the nomination is being made by the stockholder, (g) all other companies to which the nominee is being recommended as a nominee for director, and (h) a signed consent of the nominee to cooperate with reasonable background checks and personal interviews, and to serve as a director, if elected. In connection with its evaluation, the

Nominating and Corporate Governance Committee may request additional information from the candidate or the recommending stockholder, and may request an interview with the candidate. The Nominating and Corporate Governance Committee has the discretion to decide which individuals to recommend for nomination as directors.

No candidates for director nominations were formally submitted to the Nominating and Corporate Governance Committee by any stockholder in connection with the election of a director at the Annual Meeting. The director nominees standing for election at this Annual Meeting are current directors of the company.

Voting Agreements with Stockholders

Board Candidate Agreement with Nia

On May 31, 2018, the Company entered into a Board Candidate Agreement (the “Nia Agreement”) with Mehran Nia and the Nia Living Trust Established September 2, 2004 (the “Nia Trust” and together with Mr. Nia, “Nia”).

Under the Nia Agreement, the Company has appointed Mr. Nia to the Board as a Class I Director, effective May 31, 2018 and has agreed to appoint a second director to the Board as a Class II Director (the “Second Director”) at such later date as mutually agreed by the Company and Nia.  The Second Director shall be mutually agreeable to the Company and Nia and shall be considered “independent” as defined under the listing standards of the Nasdaq Stock Market.  The Company has agreed that the Board would expand the size of the Board to nine directors to appoint the Second Director.

If at any point in time Nia fails to beneficially own more than 5% of the Company’s outstanding voting capital stock or Nia breaches any provision of the Nia Agreement (each, a “Termination Event”), Mr. Nia and/or the Second Director shall promptly resign from the Board upon request.  In addition, in the event Mr. Nia or the Second Director, as the case may be, resigns or otherwise ceases to serve as a director, other than due to a Termination Event, prior to the expiration of the Nia Voting Period (as defined below), the Company and Mr. Nia agree to work collaboratively to appoint a replacement candidate (a “Replacement Candidate”) through a process conducted, and based on criteria established, by the Nominating and Corporate Governance Committee of the Board.

Additionally, at each annual or special meeting of the Company’s stockholders, Nia has agreed to vote all shares of the Company’s capital stock beneficially owned by Nia (the “Nia Shares”) on each director nominee or other matter presented for a vote which has been recommended by the Board and has agreed not to provide assistance with any vote to be taken by the Company’s stockholders that has not been formally recommended by the Board (collectively, the “Nia Obligations”). Pursuant to the Nia Agreement, the Nia Obligations begin on the date of the Nia Agreement and shall end on the earliest to occur of (i) the date that the Company notifies Nia in writing that it does not intend to re-nominate Mr. Nia as a director at its 2019 Annual Meeting of Stockholders or such subsequent annual meeting at which Mr. Nia would be up for re-election; and (ii) the date on which Mr. Nia ceases to serve as a director unless Mr. Nia (a) ceases to serve as a director due to a Termination Event or (b) the Company and Mr. Nia are working to appoint a Replacement Candidate (such period, the “Nia Voting Period”).  In connection with the Nia Obligations, Nia has also granted the Company an irrevocable proxy with respect to the Nia Shares during the Nia Voting Period.  The terms of the Nia Agreement also contain a mutual non-disparagement provision.

On January 17, 2019 and March 25, 2019, the Company and Nia entered into amendments to the Nia Agreement (the “Amendments”).  Under the Amendments,  Nia has agreed to defer the right to appoint a second director to the Board, provided that the Company agrees to use commercially reasonable efforts to appoint the second director to the Board at a later date through one of the following methods at the Company’s sole discretion: (i) the Board nominates the second director to serve as a Class II director at the Company’s 2020 Annual Stockholder Meeting; (ii) the Company seeks stockholder approval at the Company’s 2020 Annual Stockholder Meeting to amend its Second Amended and Restated Certificate of Incorporation to expand the size of the Board to ten (10) directors and at a mutually agreeable time thereafter appoints the second director to serve on the Board as a Class III director; or (iii) to the extent there is an open vacancy on the Board at or prior to the Company’s 2020 Annual Stockholder Meeting, the Board shall appoint the second director to serve on the Board and fill such vacancy.

Letter Agreement with Khazani

On May 31, 2018, the Company entered into a Letter Agreement (the “Letter”) with Mina Khazani (“Ms. Khazani”) and the Mina Khazani Living Trust Date May 30, 2007 (the “Khazani Trust” and together with Ms. Khazani, “Khazani”).  Under the Letter, Khazani has agreed that during the Nia Voting Period set forth in the Board Candidate Agreement described above, at each annual or special meeting of the Company’s stockholders, Khazani has agreed to vote all shares of the Company’s capital stock beneficially owned by Khazani (the “Khazani Shares”) on each director nominee or other matter presented for a vote which has been recommended by the Board.  In connection with the foregoing obligation, Khazani has also granted the Company an irrevocable proxy with respect to the Khazani Shares during the Nia Voting Period.

Board Candidate Agreement with Kanen

On January 18, 2019, the Company entered into a Board Candidate Agreement (the “Kanen Agreement”) with David Kanen (“Mr. Kanen”), Kanen Wealth Management LLC, and Philotimo Fund, LP (collectively with its affiliates, “Kanen”).

Under the Kanen Agreement, the Company has appointed Mr. Kanen to the Board as a Class II Director, effective January 18, 2019.  If at any point in time Kanen fails to beneficially own more than 5% of the Company’s outstanding voting capital stock or Kanen breaches any provision of the Kanen Agreement (each, a “Termination Event”), Mr. Kanen shall promptly resign from the Board upon request.  In addition, in the event Mr. Kanen resigns or otherwise ceases to serve as a director, other than due to a Termination Event, prior to the expiration of the Kanen Voting Period (as defined below), the Company and Mr. Kanen agree to work collaboratively to appoint a mutually agreeable replacement candidate.

Additionally, at each annual or special meeting of the Company’s stockholders, Kanen has agreed to vote all shares of the Company’s capital stock beneficially owned by Kanen (the “Kanen Shares”) on each director nominee or other matter presented for a vote which has been recommended by the Board except any matter that would result in a change in control transaction (the “Voting Obligation”).   Kanen has also agreed not to provide assistance with any vote to be taken by the Company’s stockholders that has not been formally recommended by the Board provided Kanen is not restricted from taking any action in connection with a publicly announced change of control transaction that is not supported by Mr. Kanen (the “Standstill Obligation” and together with the Voting Obligation, the “Kanen Obligations”).  Pursuant to the Kanen Agreement, the Kanen Obligations begin on the date of the Kanen Agreement and shall end on the earliest to occur of (i) the date that the Company notifies  Mr. Kanen in writing that it does not intend to re-nominate Mr. Kanen as a director at its 2020 Annual Meeting of Stockholders or such subsequent annual meeting at which Mr. Kanen would be up for re-election; (ii) the date that is fifteen (15) business days prior to the deadline for the submission of stockholder nominations for the Company’s 2021 Annual Stockholder Meeting (but only in the event that the Mr. Kanen has tendered his resignation on or before such date), or (iii) the date of the Company’s 2021 Annual Stockholder Meeting (such period, the “Kanen Voting Period”).  In connection with the Kanen Obligations, Kanen has also granted the Company an irrevocable proxy with respect to the Kanen Shares during the Kanen Voting Period.  The terms of the Kanen Agreement also contain a mutual nondisparagement provision.

 Stockholder Communications to the Board

Our Board of Directors has implemented a process by which stockholders may send written communications directly to the attention of the Board, any committee of the Board or any individual Board member, care of our Corporate Secretary at 16941 Keegan Avenue, Carson, California 90746. The name of any specific intended Board recipient should be noted in the communication. Our Corporate Secretary will be primarily responsible for collecting, organizing and monitoring communications from stockholders and, where appropriate depending on the facts and circumstances outlined in the communication, providing copies of such communications to the intended recipients. Communications will be forwarded to directors if they relate to appropriate and substantive corporate or Board matters. Communications that are of a commercial or frivolous nature, or otherwise inappropriate for the Board’s consideration will not be forwarded to the Board.

Policy on Stock Hedging

All directors and executive officers are prohibited from engaging in short-term or speculative transactions involving our securities, such as publicly traded options, short sales, puts and calls, and hedging transactions, without Board approval.

PROPOSAL TWO:

RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

RSM US LLP (“RSM”) has audited our consolidated financial statements since 2015. The Audit Committee has selected RSM to continue in this capacity for the fiscal year ending December 28, 2019 (“fiscal 2019”). We are asking our stockholders to ratify the selection by the Audit Committee of RSM as our independent auditors to audit our consolidated financial statements for fiscal 2019 and to perform other appropriate services. Stockholder ratification of the selection of RSM as our independent auditors is not required by our bylaws or otherwise. In the event that the stockholders fail to ratify the appointment, the Audit Committee will reconsider its selection. Even if the selection is ratified, the Audit Committee, in its sole discretion, may direct the appointment of a different independent accounting firm at any time if the committee feels that such a change would be in our best interests and in the best interests of our stockholders.

A representative of RSM is expected to be present at the Annual Meeting, will have an opportunity to make a statement if he or she desires to do so, and is expected to be available to respond to appropriate questions.

Stockholder Approval

The affirmative vote of the holders of a majority of the shares of our common stock present or represented by proxy and entitled to vote on this proposal at the Annual Meeting is being sought to ratify the selection of RSM as our independent registered public accounting firm for fiscal 2019.

Recommendation of Our Board of Directors

Our Board of Directors recommends that the stockholders vote “FOR” the ratification of the selection of RSM as our independent registered public accounting firm for fiscal 2019.

FEES PAID TO INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Principal Accountant Fees

The following table sets forth the fees billed to us for fiscal 2018 and fiscal 2017 by RSM:

	Fiscal 2018	Fiscal 2017
Audit Fees	$511,487	$986,808
Audit Related Fees	28,030	11,700
Tax Fees	—	19,250
Total	$539,517	$1,017,758

Audit Fees. Audit fees consisted of fees billed by RSM for professional services rendered in connection with the audit and quarterly reviews of our consolidated financial statements.

Audit Related Fees. Audit related fees for fiscal 2018 and fiscal 2017 consisted of fees billed by RSM for professional services rendered in connection with reviews of registration statements and other accounting consultations not qualifying under audit fees.

Tax Fees. Tax fees represent services for state and local sales taxes and possible net operating loss deduction limitations.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services

All engagements for services by RSM are subject to prior approval by the Audit Committee; however, de minimis non-audit services may instead be approved in accordance with applicable SEC rules. The Audit Committee approved all services provided by RSM for fiscal 2018 and fiscal 2017.

AUDIT COMMITTEE REPORT*

The following is the report of the Audit Committee with respect to the Company’s audited consolidated financial statements for the fiscal year ended December 29, 2018 included in the Company’s Annual Report on Form 10-K for that year.

In carrying out its responsibilities under the Audit Committee Charter, which is available by accessing the investor relations section of our website at http://investor.usautoparts.net, the Audit Committee, among other things, supervises the relationship between the Company and its independent auditors, including making decisions with respect to their appointment or removal, reviewing the scope of their audit services, pre-approving audit engagement fees and non-audit services and evaluating their independence. The Audit Committee oversees and evaluates the adequacy and effectiveness of the Company’s systems of internal and disclosure controls and internal audit function. The Audit Committee has the authority to investigate any matter brought to its attention and may engage outside counsel for such purpose.

The Company’s management is responsible, among other things, for preparing the financial statements and for the overall financial reporting process, including the Company’s system of internal controls. The independent auditor’s responsibilities include (i) auditing the financial statements and expressing an opinion on the conformity of the audited financial statements with U.S. generally accepted accounting principles and (ii) auditing the financial statements and expressing an opinion on management’s assessment of, and the effective operation of, the Company’s internal control over financial reporting.

The Audit Committee met five times during fiscal year 2018. The Audit Committee schedules its meetings with a view to ensuring that it devotes appropriate attention to all of its tasks. The Audit Committee’s meetings include sessions with the Company’s independent auditor and management present and regular sessions without the presence of the Company’s management.

As part of its oversight of the Company’s financial statements, the Audit Committee reviewed and discussed with management and the Company’s independent auditors, the audited financial statements of the Company for the fiscal year ended December 29,  2018. The Audit Committee discussed with the independent auditors such matters as are required to be discussed by Statement on Auditing Standards No. 16 (Communication with Audit Committees), relating to the conduct of the audit. The Audit Committee also discussed the independence of the auditors from the Company and its management, including the matters in the written disclosures the Audit Committee received from the independent auditor as required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence, and considered the compatibility of non-audit services with the auditor’s independence.

Based on its review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 29, 2018, for filing with the SEC. The Audit Committee has also selected RSM as the Company’s independent auditors for fiscal year 2019.

Submitted by the Audit Committee
of the Board of Directors:
Jay Greyson, Chairman
Warren B. Phelps III
Bradley E. Wilson

* The material in this report is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date of this proxy statement and without regard to any general incorporation language therein.

EXECUTIVE COMPENSATION AND OTHER INFORMATION

Executive Officers

The table below sets forth certain information regarding our current executive officers as of April 9, 2019.

Name	Age	Current Position(s)
Lev Peker	37	Chief Executive Officer
David Meniane	35	Chief Operating Officer and Chief Financial Officer
Houman Akhavan	41	Chief Marketing Officer
Sanjiv Gomes	47	Interim Chief Technology Officer
Alfredo Gomez	46	VP, General Counsel

The following is certain biographical information describing the business experience of each of our executive officers who is not a director. The biography of Mr. Peker appears earlier in this proxy statement. See “Information about our Directors and Nominees.”

David Meniane has served as our Chief Operating Officer and Chief Financial since March 2019.  He previously served as Executive Vice President of L.A. Libations, a start-up accelerator for consumer packaged goods companies in North America, from August 2016 to March 2019, and as Chief Executive Officer of Victoria’s Kitchen, a specialty beverage company, from October 2011 through its acquisition by Hispanica International, Inc. in October 2017. Prior to that, he served as Chief Financial Officer of Aflalo & Harkham Investments, a commercial real estate investment partnership. Mr. Meniane holds a bachelor’s degree in accounting and a master’s degree in taxation from the University of Southern California and is a certified C.P.A.

Houman Akhavan has served as our Chief Marketing Officer since February 2019 and previously served as our VP, Marketing from January 2006 to December 2014.  He also previously served as a consultant to U.S. Auto Parts from August 2004 to December 2005, providing advice and guidance on marketing strategy and website optimization.  Prior to serving as Chief Marketing Officer of U.S. Auto Parts, Mr. Akhavan served as the CEO of Growth Rocket, a marketing consulting firm from January 2015 to February 2019.  From February 2000 to July 2004, Mr. Akhavan also served as a co-founder and Chief Strategy Officer of Edigitalweb, Inc., an online marketing and software development firm which was responsible for the launch of U.S. Auto Parts’ online presence.

Sanjiv Gomes has served as our Interim Chief Technology Officer since January 2019 and previously served as our Director Of Enterprise Architecture from November 2016 to January 2019 and our Director Of Supply Chain Application Development from August 2007 to November 2016.  He also previously served as Director of IT Solutions at Grand Capital from August 2003 to May 2007. Mr. Gomes holds a Bachelor of Computer Engineering from Goa University, India.

Alfredo Gomez has served as our VP, General Counsel since March 2019.  He previously served as Senior Vice President, General Counsel, and Corporate Secretary of Guidance Software (Nasdaq: GUID), a global provider of forensic security solutions, from October 2015 to September 2017.  Prior to that time, Mr. Gomez served as General Counsel at EMCORE Corporation (Nasdaq: EMKR) from May 2010  to February 2015 and Deputy General Counsel at Hanmi Bank (Nasdaq: HAFC) from April 2015 to October 2015. In these positions, he directed and executed on legal strategies in the areas of contracts, litigation, employment, compliance, governance, and securities. Mr. Gomez has also held legal positions at j2 Global Communications Inc. (Nasdaq: JCOM), Western Digital Corporation (NYSE: WDC), and Stradling Yocca Carlson & Rauth, P.C. He earned his J.D. from the Georgetown University Law Center and a bachelor's degree in economics from Stanford University.

Our executive officers are elected by our Board of Directors and serve at the discretion of our Board until their successors have been duly elected and qualified or until their earlier resignation or removal.

Executive Compensation

The following individuals are our “named executive officers” for the year ended December 31, 2018:

•	Aaron Coleman, our former Chief Executive Officer;

•	Neil Watanabe., our Former Chief Financial Officer; and

•	David Eisler, our Former SVP, Chief Legal and Admin. Officer

Each of our named executive officers terminated service after December 31, 2018.  As a result of our shift in management, we are providing additional narrative to describe the new compensation arrangements we entered into with our new Chief Executive Officer and Chief Financial Officer who commenced service with us in 2019.

Summary Compensation Table

The following table sets forth information regarding the compensation earned or awarded during the fiscal years ended December 29, 2018 and December 30, 2017 by our “named executive officers.”

Name and Title	Fiscal Year	Salary($)	Bonus ($) (1)	Restricted Stock Awards ($) (2)	Option Awards ($)(3)[1]	All Other Compensation ($)(4)	Total($)
Aaron Coleman	2018	409,423	—	695,231	255,840	47,827	1,408,321
Former Chief Executive	2017	379,322	—	998,703	1,301,000	44,451	2,723,476
Officer (5)
Neil Watanabe	2018	321,038	—	282,585	106,737	49,168	759,528
Former Chief Financial	2017	310,737	—	153,663	220,695	51,635	736,730
Officer (6)
David Eisler	2018	267,626	—	258,630	128,209	16,559	671,024
Former SVP, Chief Legal	2017	258,333	—	200,468	141,705	14,736	615,242
and Admin. Officer (7)

(1)  No cash bonus awards were earned for the fiscal years ended December 29, 2018 and December 30, 2017.

(2)  The amounts shown represent the aggregate grant date fair value of restricted stock awards as computed in accordance with FASB ASC Topic 718. Fair value is calculated using the closing price on the grant date as if these awards were vested and issued on the grant date. See also our discussion of share-based compensation under “Management’s Discussion and Analysis of Financial Condition and Results of Operations-Critical Accounting Policies and Estimates” and “Note 7 to the Consolidated Financial Statements - Stockholders Equity and Share-based Compensation” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 29, 2018.

(3)  The amounts shown represent the aggregate grant date fair value of option awards as computed in accordance with FASB ASC Topic 718.  For valuation assumptions, see our discussion of share-based compensation under “Management’s Discussion and Analysis of Financial Condition and Results of Operations-Critical Accounting Policies and Estimates” and “Note 7 to the Consolidated Financial Statements - Stockholders Equity and Share-based Compensation” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 29, 2018.

(4)  The table below shows the components of “All Other Compensation” for the named executive officers:

Name	Auto Allowance	401(k), employer match	Deferred compensation, employer portion	Health insurance premiums and expenses	Life Insurance Premiums	Total
Aaron E. Coleman	15,000	4,094	4,244	22,512	1,977	47,827
Neil Watanabe	12,000	9,250	3,210	15,976	8,731	49,167
David Eisler	—	5,353	2,676	7,262	1,268	16,559

(5) Mr. Coleman ceased serving as Chief Executive Officer on January 2, 2019.

(6) Mr. Watanabe ceased serving as Chief Financial Officer on March 15, 2019.

(7) Mr. Eisler ceased serving as SVP, Chief Legal and Administrative Officer on March 29, 2019.

Narrative to Summary Compensation Table

The primary components of our executive compensation program generally include (a) base salaries; (b) annual bonuses in the form of performance based restricted stock and cash; (c) annual equity grants; and (d) in certain cases, other long-term equity incentive opportunities. Executives also participate in employee benefit programs available to the broader employee population such as our 401(k) plan and health insurance and are entitled to severance protection benefits. Our executive compensation program is intended to provide executives with overall levels of compensation that are competitive within the e-commerce industry, as well as within a broader spectrum of companies with comparable revenues and market capitalizations.

Decisions regarding executive compensation are the primary responsibility of our Compensation Committee, in consultation from time to time with the Board of Directors, management and compensation consultants. In 2018, as part of our annual evaluation of executive compensation, we engaged Compensia to ensure that the Company remained competitive in attracting and retaining talented executives.  To assist with 2018 compensation decisions, the Chief Executive Officer (Mr. Coleman at such time), together with the Chair of our Compensation Committee, prepared an assessment of the Company’s overall performance in fiscal 2017, each individual’s performance during fiscal 2017, as well as a review of how each executive’s 2018 proposed compensation compared with the executives in the peer group companies provided in Compensia’s report for fiscal 2017, and recommended to the Compensation Committee base salary amounts, annual performance goals and annual incentive compensation for all executive officers (with the Chief Executive Officer recusing himself with respect to his own assessment).  The Compensation Committee utilized data from the group of peer companies listed below to assist in making compensation decisions for the named executive officers’ 2018 target compensation and for our executive officers hired after year-end. This peer group was recommended by Compensia and approved by the Compensation Committee and consisted of technology companies with an internet or applications software focus  utilizing trailing twelve month revenues, market capitalization and employee headcount.

•	Angie's List	•	Autobytel	•	Bazaarvoice
•	Carbonite	•	DHI Group	•	EnerNOC
•	Internap	•	Limelight Networks	•	Liquidity Services
•	LivePerson	•	PetMed Express	•	QAD
•	QuinStreet	•	Rocket Fuel	•	Rosetta Stone
•	Silver Spring Networks	•	Telenav	•	Tremor Video

Compensia’s report for fiscal 2018 noted that during 2017 both base salaries and total compensation for our named executive officers generally approximated or fell below the 25th percentile for our designated peer group.  Compensia recommended the Compensation Committee consider increasing executive officer base salaries, target incentive opportunities, and equity compensation for 2018, which the Compensation Committee took into consideration in making 2018 compensation decisions for our named executive officers.

Annual Base Salaries

The Compensation Committee approved small increases to base salaries for our named executive officers for 2018.  The 2018 annualized base salary rates for each of the named executive officers, reflected below, fell at or below the 25th percentile compared to our peer group for 2018.

NAME AND TITLE	2018 BASE SALARY (1)
Aaron E. Coleman, Chief Executive Officer	$410,000
Neil Watanabe, Chief Financial Officer	$321,491
David Eisler, SVP, Chief Legal and Administrative Officer	$268,004

(1)  Base salary rates were effective January 8, 2018.

Annual Incentive Bonuses

Our executives are eligible to earn annual incentive bonus compensation under our incentive bonus plan that ties the level of achievement of Company annual financial performance goals to the amount of annual incentive compensation that we pay to each of our executives.  For 2018, incentive bonuses were established based upon Adjusted EBITDA goals, so as to encourage the executives to maximize the performance of the business, and in turn, increase stockholder value.  We define Adjusted EBITDA, a non-GAAP measure, as net income before net interest expense, income tax provision, depreciation and amortization expense and amortization of intangible assets, plus share-based compensation expense, and excluding any costs or proceeds associated with our customs issue, the proceeds from the sale of AutoMD assets and executive transition costs.  A reconciliation of Adjusted EBITDA to net income is provided in our Annual Report on Form 10-K.  Incentive bonuses are established, adjusted and given final approval by the Compensation Committee, which has full discretion as to whether or not to award a given bonus.

Target incentive bonuses for our executive officers were granted in the form of performance based restricted stock awards (“PRSUs”) in lieu of target cash bonus eligibility representing each executive’s target bonus for fiscal 2018 as follows:

NAME AND TITLE	TARGET BONUS (% OF BASE SALARY)	# of TARGET PRSUs (#)
Aaron E. Coleman, Chief Executive Officer	98%	166,722
Neil Watanabe, Chief Financial Officer	50%	66,700
David Eisler, SVP, Chief Legal and Administrative Officer	50%	55,602

The PRSUs were used to better align the compensation of the executive officers with stock performance.  The Company’s target Adjusted EBITDA goal for an executive to receive a full payout of the PRSU award was $15.4 million for fiscal 2018 with a minimum performance threshold of $14.28 million for vesting to commence.  The actual number of PRSUs to be earned by the named executive officer is assessed on a linear basis by the Compensation Committee based on the degree to which the Company achieves its Adjusted EBITDA goal for 2018.  Each PRSU eligible to be earned is to be settled in one share of the Company’s common stock.

Each named executive officer was also eligible to receive a cash bonus award in 2018 but only to the extent the Company achieved in excess of the Company’s target Adjusted EBITDA goal of $15.4 million for fiscal 2018.  The amount of cash earned by the named executive officer, if any, was to be assessed by the Compensation Committee based on the degree to which the Company outperformed its target Adjusted EBITDA goal for 2018.    For fiscal 2018, the Company achieved $10.4 million in Adjusted EBITDA and therefore did not achieve the minimum performance metrics. No named executive officers received any cash bonus payments for 2018.  Pursuant to the terms of their severance agreements, Messrs. Coleman and Eisler received vesting of their PRSUs under the terms of the equity awards.

Long-Term Equity Compensation

We believe that long-term performance of the Company is achieved through an ownership culture that encourages long-term performance by our executive officers through the use of equity-based awards, and have established equity incentive plans to provide our employees, including our executive officers, with incentives to help align those employees’ interests with the interests of stockholders. Our Chief Executive Officer, together with the Chair of our Compensation Committee, makes recommendations on equity awards to the Compensation Committee (with the Chief Executive Officer recusing himself with respect to his own equity awards) which recommendations are made by the Chairman of our Compensation Committee.  Following recommendation, the Compensation Committee considers the proposed grants.

Compensia’s report for fiscal 2018 recommended the Company issue the named executive officer’s equity compensation at market levels as a retentive measure and consistent with market practices. The Compensation Committee considered the amount of unvested equity, the Company’s stock price, the executive’s total potential equity ownership and individual performance, and market retention value based on peer group data. Based on these factors and the recommendation of Compensia, the Compensation Committee granted our named executive officers the annual equity awards reflected in the table below in January 2018 in addition to the PRSUs referenced under “Annual Incentive Bonuses” above.  Each of the January 2018 stock options and RSU awards vest over a four year period.

Executive Officer	Title	Stock Options (1)	RSUs(2)
Aaron Coleman	Chief Executive Officer	181,280	99,650
Neil Watanabe	Chief Financial Officer	75,630	41,570
David Eisler	SVP, Chief Legal and Administrative Officer	46,380	43,490

From time to time, we may also grant options and restricted stock units that vest based on continued service through a future service date with the Company to align with promotions or further promote retention of key employees. The awards have no value to the executive unless the executive remains employed with the Company for the full vesting period, and will be canceled if the executive terminates or retires within the vesting period, subject to certain exceptions in the event of an executive’s termination without case or a resignation for good reason under an applicable restricted stock unit award.  In October 2018, we granted Mr. Eisler 75,000 options as a special retention grant.  Mr. Eisler forfeited these options in their entirety upon his separation from the Company on March 29, 2019.

Equity awards are a critical component of our compensation philosophy, the focal point of which is to increase long-term stockholder value. We believe stock options and restricted stock unit awards help us achieve this objective in several important ways: by aligning the employees’ interests with those of our stockholders, by motivating employees’ performance toward our long term success and by encouraging our executives and employees who have received equity grants to continue their employment with us.

Other Compensation

Our executive officers are eligible to receive the same benefits, including non-cash group life and health benefits, as well as a Company match of 50% of contributions to the Company’s 401(k) up to 6% of salary, that are available to all employees. We also maintain a deferred compensation plan for employees of the Company earning greater than $134,000 annually, in which such employees are eligible to participate and for which the Company matches 50% of contributions up to 2% of annual base salary.  We also provide reimbursement for life insurance premiums to our named executive officers and some of our other key executives.  Certain additional benefits are also provided to some of our executives from time to time, such as a car allowance and payment of health insurance and life insurance premiums, or relocation assistance, but each on a case-by-case basis.

Outstanding Equity Awards at Fiscal Year-End

The following table presents the outstanding equity awards held by each of the named executive officers as of December 29, 2018. Except as otherwise indicated below, each option award was granted under the 2007 Omnibus Plan or 2016 Equity Incentive Plan and vests as to 25% of the shares underlying the option on the first anniversary of the grant date, with the remainder vesting in 36 equal monthly installments thereafter, subject in each case to such executive’s continued service through such date.

		Option Awards				Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of shares of stock that have not vested (#)		Market value of shares of stock that have not vested ($)(1)
Aaron E. Coleman	1/08/2018	—	—	—	—	166,722	(2)	156,719
	1/08/2018	—	181,280 (3)	2.61	1/07/2028	—		—
	1/08/2018	—	—	—	—	99,650	(4)	93,671
	3/30/2017	—	—	—	—	150,000	(5)	141,000
	3/30/2017	270,833	379,167 (3)	3.34	3/29/2027	—		—
	1/25/2017	23,958	26,042(3)	3.40	1/24/2027	—		—
	1/21/2016	36,458	13,542(3)	2.64	1/20/2027	—		—
	1/29/2015	48,958	1,042(3)	2.29	1/28/2025	—		—
	2/14/2014	125,000	—	2.03	2/13/2024	—		—
	9/10/2013	99,998	—	0.99	9/09/2023	—		—
	1/05/2009	125,000	—	1.59	1/04/2019	—		—
Neil Watanabe	1/08/2018	—	—	—	—	66,700	(6)	62,698
	1/08/2018	—	75,630(7)	2.61	01/07/2028	—		—
	1/08/2018	—	—	—	—	41,570	(8)	39,076
	8/09/2017	28,333	56,667(7)	2.77	8/08/2027	—		—
	1/25/2017	23,958	26,042(7)	3.40	1/24/2027	—		—
	1/21/2016	18,229	6,771(7)	2.64	1/20/2026	—		—
	3/23/2015	314,062	20,938(7)	2.18	3/22/2025	—		—
David Eisler	10/05/2018	—	75,000(9)	1.50	10/04/2028	—		—
	1/08/2018	—	—	—	—	55,602	(10)	52,266
	1/08/2018	—	46,380(11)	2.61	1/07/2028	—		—
	1/08/2018	—	—	—	—	43,490	(12)	40,881
	8/09/2017	—	—	—	—	40,000	(13)	37,600
	1/25/2017	35,937	39,063(11)	3.40	1/24/2027	—		—
	1/21/2016	18,229	6,771(11)	2.64	1/20/2026	—		—
	6/23/2015	118,125	16,875(11)	2.23	6/22/2025	—		—

(1) The market value of the unvested restricted stock awards is calculated by multiplying the number of units by the closing price of our common stock at December 29, 2018 (the last trading day of the fiscal year), which was $0.94.

(2)  This restricted stock unit award represents the PRSUs granted by the Company as part of the named executive’s 2018 annual incentive bonus.  The PRSU award was accelerated on January 2, 2019 in accordance with the terms of Mr. Coleman’s Separation Agreement and Release of Claims.

(3)  On January 2, 2019, Mr. Coleman resigned from the Company.  Following Mr. Coleman’s termination of service, the unvested portion of the option award was forfeited in accordance with its terms.

(4)  This restricted stock unit award represents the restricted stock units granted to Mr. Coleman which would have vested 25% on the first year anniversary of the grant date and in equal quarterly installments thereafter over the subsequent three years, subject to Mr. Coleman's service to the Company through such date. The restricted stock award was accelerated on January 2, 2019 in accordance with the terms of Mr. Coleman’s Separation Agreement and Release of Claims.

(5) This restricted stock unit award represents the restricted stock units granted to Mr. Coleman which vested 25% on the first year anniversary of the grant date, and the remainder of which vests in equal annual installments thereafter over the subsequent three years, subject to Mr. Coleman's service to the Company through such date. The restricted stock award was accelerated on January 2, 2019 in accordance with the terms of Mr. Coleman’s Separation Agreement and Release of Claims.

(6) This restricted stock unit award represents the PRSUs granted by the Company as part of the named executive’s 2018 annual incentive bonus.  The PRSU award was accelerated on March 15, 2019 in accordance with the terms of Mr. Watanabe’s Separation Agreement and Release of Claims.

(7) On March 15, 2019, Mr. Watanabe resigned from the Company.  Following Mr. Watanabe’s termination of service, the unvested portion of the option award was forfeited in accordance with its terms.

(8) This restricted stock unit award represents the restricted stock units which vested 25% on the first year anniversary of the grant date, and the remainder of which vest in equal quarterly installments thereafter over the subsequent three years, subject to the executive’s service to the Company through such date. The restricted stock award was accelerated on March 15, 2019 in accordance with the terms of Mr. Watanabe’s Separation Agreement and Release of Claims.

(9) This option award would have vested 50% on the first year anniversary of the grant date, and the remainder of which would have vested in full on the second year anniversary of the grant date, subject to such executive’s service to the Company through such dates. On March 29, 2019, Mr. Eisler resigned from the Company.  Following Mr. Eisler’s termination of service, the option award was forfeited in accordance with its terms.

(10) This restricted stock unit award represents the PRSUs granted by the Company as part of the named executive’s 2018 annual incentive bonus.  The PRSU award was accelerated on March 29, 2019 in accordance with the terms of Mr. Eisler’s Separation Agreement and Release of Claims.

(11) On March 29, 2019, Mr. Eisler resigned from the Company.  Following Mr. Eisler’s termination of service, the unvested portion of the option award was forfeited in accordance with its terms.

(12)  This restricted stock unit award represents the restricted stock units granted to Mr. Eisler which vested 25% on the first year anniversary of the grant date and the remainder of which vests in equal quarterly installments thereafter over the subsequent three years, subject to Mr. Eisler’s service to the Company through such date. The restricted stock award was accelerated on March 29, 2019 in accordance with the terms of Mr. Eisler’s Separation Agreement and Release of Claims.

(13)  This restricted stock unit award represents the restricted stock units granted to Mr. Eisler which would have vested 100% on the second year anniversary of the grant date, subject to Mr. Eisler’s service to the Company through such date. The restricted stock award was accelerated on March 29, 2019 in accordance with the terms of Mr. Eisler’s Separation Agreement and Release of Claims.

Additional Narrative Disclosure

Equity Compensation Plans

Each of our named executive officers holds equity awards that were granted under two equity compensation plans, the 2007 Omnibus Incentive Plan and the 2016 Equity Incentive Plan.

2007 Omnibus Incentive Plan

We adopted the 2007 Omnibus Incentive Plan (the “2007 Omnibus Plan”) in January 2007, which became effective on February 8, 2007, the effective date of the registration statement filed in connection with our initial public offering. There are no further shares available for grant under the 2007 Omnibus Plan. Options granted under the 2007 Omnibus Plan generally expire no later than ten years from the date of grant and generally vest over a period of four years. The exercise prices of all option grants are equal to 100% of the fair market value on the date of grant. No further shares are available for future grants under the 2007 Omnibus Plan following the Company’s adoption of the 2016 Equity Incentive Plan (the “2016 Incentive Plan”).  As of March 25, 2019, 0 restricted stock units were outstanding under the 2007 Omnibus Plan and options to purchase 2,710,246 shares of our common stock were outstanding under the 2007 Omnibus Plan at a weighted average exercise price of $2.47 per share.

2016 Equity Incentive Plan

Our 2016 Incentive Plan was adopted by our Board of Directors in March 2016 and approved by our stockholders in May 2016.  Subject to adjustment for certain changes in the Company’s capitalization, the aggregate number of shares of the Company’s common stock that may be issued under the 2016 Incentive Plan will not exceed the sum of (i) two million five hundred thousand (2,500,000) new shares, (ii) the number of unallocated shares remaining available for the grant of new awards under the Company’s prior equity plans described above (the “Prior Equity Plans”) as of the effective date of the 2016 Plan (which was equal to 3,894,000 shares as of May 31, 2016) and (iii) any shares subject to a stock award under the Prior Equity Plans that are not issued because such stock award expires or otherwise terminates without all of the shares covered by such stock award having been issued, that are not issued because such stock award is settled in cash, that are forfeited back to or repurchased by the Company because of the failure to meet a contingency or condition required for the vesting of such shares, or that are reacquired, withheld (or not issued) to satisfy a tax withholding obligation in connection with an award or to satisfy the purchase price or exercise price of a stock award.  In addition, the share reserve will automatically increase on January 1stof each year, for a period of nine years, commencing on January 1, 2017 and ending on (and including) January 1, 2026, in an amount equal to one million five hundred thousand (1,500,00) shares per year; however the Board of Directors of the Company may act prior to January 1st of a given year to provide that there will be no January 1st increase in the share reserve for such year or that the increase in the share reserve for such year will be a lesser number of shares of common stock than would otherwise occur pursuant the automatic increase.

Options granted under the 2016 Incentive Plan generally expire no later than ten years from the date of grant and generally vest over a period of four years. The exercise prices of all option grants are equal to 100% of the fair market value on the date of grant. The 2016 Incentive Plan allows for the grant of options to purchase common stock to non-employee directors.  During 2018, we granted an aggregate of 1,211,835 restricted stock units (including 702,236 PRSUs) and 1,174,320 options to purchase share of common stock under the 2016 Equity Incentive Plan, which reduced the shares of common stock reserved for future issuance under the 2016 Incentive Plan.  As of March 25, 2019, 381,197 restricted stock units (including 55,602 PRSUs) were outstanding under the 2016 Equity Incentive Plan and options to purchase 4,872,705 shares of our common stock were outstanding under the 2016 Equity Incentive Plan at a weighted average exercise price of $1.59 per share.  As of March 25, 2019, 6,879,080 shares of our common stock are reserved for future issuance under the 2016 Equity Incentive Plan.

Employment and Separation Agreements

Employment Agreement with Named Executive Officers

We entered into employment agreements with each of our named executive officers which provide for the following severance obligations in the event of a termination without cause or a resignation for good reason:

•

Upon an executive officer’s termination or resignation for any reason, all stock options granted to such officer that are outstanding on the date of such termination or resignation shall remain exercisable until the earlier of (i) the expiration date set forth in the applicable stock option agreement or (ii) the expiration of one year measured from the date of such termination or resignation;

•

In the event of a death of a named executive officer or in the event an executive officer’s employment is terminated by the Company without “cause” as defined in the Employment Agreement or such officer resigns for “good reason” as defined in the Employment Agreement, the named executive officer will be entitled to severance benefits consisting of, among other things, (i) (x) in the case of Messrs. Coleman and Watanabe, continuation of annual base salary for a period of one year following termination (provided however that if Mr. Watanabe obtains other employment, then his respective severance payment shall be reduced after the first six months of the severance period by any amounts received from his new employer for the balance of the severance period), and (y) in the case of Mr. Eisler, continuation of annual base salary for a period of six months following termination (provided however that if Mr. Eisler is terminated without cause or resigns for good reason in connection with a change in control, as defined in the 2007 Omnibus Plan, Mr. Eisler shall be entitled to a severance period of one year), (ii) any unpaid annual target bonus for the fiscal year prior to the year of such termination or resignation (in an amount equal to the bonus percentage accrued by the Company pursuant to generally accepted accounting principles), (iii) a pro-rated portion of his target bonus for the year in which his employment was terminated or he resigned (in an amount equal to the bonus percentage accrued by the Company pursuant to generally accepted accounting principles), and (iv) except in the case of death, reimbursement for his COBRA payments for health insurance benefits for a period of one year; and

•

In the event a named executive officer’s employment is terminated by the Company without cause or such executive officer resigns for good reason within three months before, and ending twelve months following, a change in control, the vesting of all equity compensation awards, including all stock option awards, that are outstanding as of the date of such termination or resignation, shall accelerate in full (except with respect to any restricted stock units granted to such executive officer).

In addition, the Company has granted restricted stock unit awards and performance based restricted stock unit awards to its named executive officers, pursuant to which the unvested portion of such awards accelerate in full in the event such executive officer’s employment is terminated by the Company without cause or such executive officer resigns for good reason at any time.

We entered into separation agreements with our named executive officers pursuant to which the Company obtained a release of claims from each named executive officer and each named executive office received the benefits provided for under their employment agreement and related restricted stock unit awards for a termination without cause, as described above.

Separation Agreement with Mr. Coleman

On October 5, 2018, the Company and Mr. Coleman, entered into a separation agreement to set forth the terms and conditions of Mr. Coleman’s separation from service with the Company (the “Coleman Separation Agreement”). As memorialized in the Coleman Separation Agreement, Mr. Coleman ceased serving as Chief Executive Officer and Director of the Company on January 2, 2019, the date his successor was appointed by the Board (the “Coleman Separation Date”).

Pursuant to the terms of the Coleman Separation Agreement, Mr. Coleman executed a general release of all claims against the Company, and Mr. Coleman has received the following benefits in accordance with the terms of his employment agreement and equity grants previously entered into with the Company:

•

Continuation of his base salary for a period of twelve (12) months following the Coleman Separation Date, payable on a bi-weekly basis in accordance with the Company’s payroll practices for its employees;

•	Reimbursement for his COBRA payments for a period of twelve (12) months following the Coleman Separation Date;

•	Accelerated vesting of 249,650 restricted stock unit awards and 166,722 performance-based restricted stock unit awards which were automatically accelerated on the Coleman Separation Date; and

•

An extended option exercise period following the Coleman Separation Date during which all of Mr. Coleman’s outstanding vested stock options shall remain exercisable until the earlier of (i) the expiration of such options, or (ii) a period of twelve (12) months following the Coleman Separation Date.

The Coleman Separation Agreement also provides, among other things, that Mr. Coleman will abide by confidentiality, non-solicitation and non-disparagement covenants entered into with the Company, and that he will continue to cooperate with the Company in any litigation or similar proceedings relating to his service with the Company.

Separation Agreement with Mr. Watanabe

On April 5, 2019,  the Company and Mr. Watanabe, entered into a separation agreement to set forth the terms and conditions of Mr. Watanabe’s separation from service with the Company (the “Watanabe Separation Agreement”). As memorialized in the Watanabe Separation Agreement, Mr. Watanabe resigned as Chief Financial Officer effective March 15, 2019 (the “Watanabe Separation Date”).

Pursuant to the terms of the Watanabe Separation Agreement, Mr. Watanabe executed a general release of all claims against the Company, and Mr. Watanabe has received the following benefits in accordance with the terms of his employment agreement and equity grants previously entered into with the Company:

•

Continuation of his base salary for a period of twelve (12) months following the Watanabe Separation Date, payable on a bi-weekly basis in accordance with the Company’s payroll practices for its employees; and a payment of $34,827.52 in lieu of a pro-rated 2019 annual incentive bonus (based upon his separation date);

•	Reimbursement for his COBRA payments for a period of twelve (12) months following the Watanabe Separation Date;

•	Accelerated vesting of 31,177 restricted stock unit awards which were automatically accelerated on the Watanabe Separation Date; and

•

An extended option exercise period following the Watanabe Separation Date during which all of Mr. Watanabe’s outstanding vested stock options shall remain exercisable until the earlier of (i) the expiration of such options, or (ii) a period of twelve (12) months following the Watanabe Separation Date.

The Watanabe Separation Agreement also provides, among other things, that Mr. Watanabe will abide by confidentiality, non-solicitation and non-disparagement covenants entered into with the Company, and that he will continue to cooperate with the Company in any litigation or similar proceedings relating to his service with the Company.

Separation Agreement with Mr. Eisler

On December 11, 2018, the Company and Mr. Eisler entered into a separation agreement to set forth the terms and conditions of Mr. Eisler’s separation from service with the Company (the “Eisler Separation Agreement”).  As memorialized in the Eisler Separation Agreement, Mr. Eisler ceased serving as the Company’s SVP, Chief Legal and Administrative Officer on March 29, 2019 (the “Eisler Separation Date”).  Mr. Eisler has also executed a general release of all claims against the Company and is entitled to receive the following benefits in accordance with the terms of his employment agreement and equity grants previously entered into with the Company:

•                  Continuation of his base salary for a period of six (6) months following the Eisler Separation Date, payable on a bi-weekly basis in accordance with the Company’s payroll practices for its employees, plus a retention bonus equal to $75,000 payable on the Separation Date;

•                  Reimbursement for his COBRA payments for a period of twelve (12) months following the Eisler Separation Date;

•                  Accelerated vesting of 83,490 restricted stock unit awards and 55,602 performance-based restricted stock unit awards which were automatically accelerated on the Eisler Separation Date; and

•                  An extended option exercise period following the Separation Date during which all of Mr. Eisler’s outstanding vested stock options shall remain exercisable until the earlier of (i) the expiration of such options, or (ii) a period of twelve (12) months following the Eisler Separation Date.

The Separation Agreement also provides, among other things, that Mr. Eisler will abide by confidentiality, non-solicitation and non-disparagement covenants entered into with the Company, and that he will continue to cooperate with the Company in any litigation or similar proceedings relating to his service with the Company.

Employment Agreements with New CEO and CFO

Employment Agreement with Mr. Peker

Mr. Peker’s entered into an Employment Agreement with the Company (the “Peker Employment Agreement”) governing his services as Chief Executive Officer.  Pursuant to the terms of the Peker Employment Agreement, Mr. Peker receives an initial annual base salary of $425,000, subject to annual performance review, and also received a lump sum signing bonus of $300,000.  The bonus must be repaid to the Company by Mr. Peker in the event his employment with the Company is terminated for cause or if he voluntarily resigns from the Company prior to January 2, 2020.  Mr. Peker is eligible to receive an annual target incentive bonus of up to 100% of his annual base salary, depending on the achievement of certain performance goals to be established by the Compensation Committee of the Board, which may be paid in the form of cash, common stock or restricted stock.  While Mr. Peker will be employed on an at-will basis, the Peker Employment Agreement provides that in the event of his termination for any reason other than for cause or other than as a result of his own voluntary resignation without good reason, Mr. Peker will be entitled to severance payments equal to one year’s base salary (payable over one year in accordance with the Company’s regular pay practices), plus a pro-rated portion of his annual performance bonus for the year in which he was terminated, and reimbursement for the cost of COBRA coverage for a period of up to twelve months following his termination of employment.  The Perker Employment Agreement also provides certain benefits to Mr. Peker in order to assist with his relocation to Southern California.

In connection with the Peker Employment Agreement, Mr. Peker was granted options under the Company’s 2016 Equity Incentive Plan, to purchase up to an aggregate of 1,000,000 shares of the Company’s common stock, 25% of which will vest on the first anniversary of the grant date, and the remainder of which will vest in equal monthly installments thereafter over three years, subject to Mr. Peker’s continued service to the Company through such dates and the terms of the Peker Employment Agreement. The exercise price for the options was $0.97, the closing sales price of the Company’s common stock as reported by NASDAQ on the date of grant of the options.

Employment Agreement with Mr. Meniane

Mr. Meniane entered into an Employment Agreement with the Company (the “Meniane Employment Agreement”) to serve as Chief Operating Officer and Chief Financial Officer, pursuant to which Mr. Meniane receives an annual base salary of $350,000, subject to an annual performance review and also received a lump sum signing bonus of $150,000 payable within thirty days of his start date.  The bonus must be repaid to the Company by Mr. Meniane in the event his employment with the Company is terminated for cause or if he voluntarily resigns from the Company prior to March 15, 2020. Mr. Meniane is also eligible to receive an annual target incentive bonus of up to 60% of his annual base salary, depending on the achievement of certain performance goals to be established by the Compensation Committee of the Board, which may be paid in the form of cash, common stock or restricted stock. While Mr. Meniane is employed on an at-will basis, the Meniane Employment Agreement provides that in the event of his termination for any reason (other than for cause), Mr. Meniane will be entitled to severance payments equal to six months’ base salary (payable in accordance with the Company’s regular pay practices), plus a pro-rated portion of his accrued target bonus for the year in which he was terminated but solely to the extent such annual bonuses are paid to a majority of the other Company’s bonus eligible employees, and reimbursement for the cost of COBRA coverage for a period of up to six months following his termination of employment.

In connection with the Meniane Employment Agreement, Mr. Meniane was granted a stock option to purchase 500,000 shares of the Company’s common stock (the “Option”) pursuant to our 2016 Equity Incentive Plan. The exercise price for the Option was $1.00, the closing sales price of the Company’s common stock as reported by NASDAQ on the date of grant. The Option vests over a four year period, with 25% vesting and becoming exercisable on the first year anniversary of the grant date, and the remainder of which vests and becomes exercisable in 36 equal monthly installments thereafter, subject to Mr. Meniane’s continued service with the Company through such vesting dates.

Director Compensation

The compensation and benefits for service as a member of the Board of Directors is determined by our Board of Directors. Directors employed by us or one of our subsidiaries are not compensated for service on the Board or on any committee of the Board; however, we reimburse each of our directors for any out-of-pocket expenses in connection with attending meetings of our Board of Directors and committees of the Board of Directors. Each of our non-employee directors, other than Mr. Kanen, Mr. Khazani and Mr. Nia, are entitled to a fee of $30,000 per year for his or her service as a director. Members of the Audit Committee, the Compensation Committee, and the Nominating and Corporate Governance Committee each receive an additional $7,500, $5,000 and $2,500, respectively, per year for his or her service on such committee. The chairpersons of the Board, the Audit Committee, the Compensation Committee, and the Nominating and Corporate Governance Committee each receive an additional $25,000, $14,500, $5,000, and $5,000, respectively, per year for his or her service as chairperson for such committee.

In addition, on the date of each annual stockholders meeting, each person who has served as an independent member of the Board of Directors for at least six months before the date of the stockholder meeting will be granted $50,000 of restricted stock units based on the closing stock price on the grant date and our Chairman of the Board (provided such Chairman has served as an independent member of the Board of Directors and Chairman for at least six months before the date of the stockholder meeting) will be granted an additional $25,000 of restricted stock units based on the closing price on the grant date. These restricted stock units vest in full at the following annual stockholder meeting, subject to the director’s continuing service on our Board of Directors. These restricted stock units will also immediately vest in full upon a change in control of the Company. The restricted stock units are granted under our 2016 Equity Incentive Plan.

Director Stock Ownership Guidelines and Director Payment Election Plan

In July 2018, in an effort to further align directors’ interests with those of shareholders and implementing best practices in corporate governance, the Company updated its stock ownership guidelines for director share ownership. The stock ownership guidelines require directors to own and maintain a minimum of $100,000 of our common stock. Each director has four years from the implementation of this policy in 2018 or four years after a non-employee director’s appointment to the Board of Directors (whichever is later) to satisfy this requirement.  To avoid fluctuating ownership requirements, once our directors have achieved the ownership guidelines, they will be considered to have satisfied the requirements as long as the shares used to meet the underlying requirements are retained.

In July 2011, the Board of Directors approved the Director Payment Election Plan which provides the directors with a convenient mechanism to acquire stock to comply with the director stock ownership guidelines. Each year the Director Payment Election Plan allows for a director to elect, beginning on the first day of the open trading window following the annual meeting of the Company’s stockholders and ending on the last day of such open trading window, to receive, in lieu of cash, all or a specified percentage of all fees to be earned for serving on the Board of Directors in shares of the Company’s common stock. The election shall be irrevocable for each applicable year. The Company will issue to each director who has elected to receive common stock, on the date fees become payable on a quarterly basis during the applicable year in accordance with the Company’s normal payment practices, a number of shares of common stock equal to (i) the cash value of any fees otherwise payable to the director, divided by (ii) the closing sales price for the common stock on the applicable payment date. If the calculation would result in the issuance of any fractional share, the Company will, in lieu of issuing any fractional share, pay cash equal to the fraction multiplied by the closing sales price on the applicable payment date.

The following table sets forth a summary of the compensation earned in fiscal year 2018 by each person who served as a non-employee director during such year, who is not a named executive officer.

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)(1)(2)	Restricted Stock Units ($)(1)(2)	Total ($)
Warren B. Phelps III	$68,690	$	$75,000	143,690
Joshua L. Berman	41,190	—	49,999	91,190
Jay K. Greyson	57,000	—	49,999	106,999
Barbara Palmer	37,500	—	49,999	87,499
Bradley E. Wilson	37,500	—	49,999	87,499
Sol Khazani	—	—	—	—
Mehran Nia	—	—	—	—

(1) Stock options and restricted stock units were granted pursuant to our 2016 Equity Incentive Plan. The amounts shown represent the aggregate grant date fair value of such option awards as computed in accordance with FASB ASC Topic 718. See also our discussion of share-based compensation under “Management’s Discussion and Analysis of Financial Condition and Results of Operations-Critical Accounting Policies and Estimates” and “Note 7 to the Consolidated Financial Statements - Stockholders Equity and Share-based Compensation” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 29, 2018.

(2) As of December 29, 2018, Mr. Berman held 34,938 restricted stock units and 210,000 options outstanding, Mr. Phelps held 51,172 restricted stock units and 210,000 options outstanding, Mr. Wilson held 32,467 restricted stock units and 135,000 options outstanding, Ms. Palmer held 32,467 restricted stock units and 135,000 options outstanding, and Mr. Greyson held 34,938 restricted stock units and 135,000 options outstanding.  Messrs. Khazani and Nia did not hold any restricted stock awards or options as of December 29, 2018.

OWNERSHIP OF SECURITIES BY

CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table indicates information as of March 25, 2019 regarding the ownership of our common stock by:

•	each person who is known by us to own more than 5% of our shares of common stock;
•	each named executive officer;
•	each of our directors; and
•	all of our directors and executive officers as a group.

The number of shares beneficially owned and the percentage of shares beneficially owned are based on 35,433,232 shares of common stock outstanding and 2,770,687 shares of Series A Convertible Preferred outstanding as of March 25, 2019 totaling 38,203,919 shares. Beneficial ownership is determined in accordance with the rules and regulations of the Securities and Exchange Commission. Shares subject to options that are exercisable within 60 days following March 25, 2019 and shares subject to restricted stock units that are convertible within 60 days following March 25, 2019 are deemed to be outstanding and beneficially owned by the grant recipient for the purpose of computing share and percentage ownership of that grant recipient, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person. Except as indicated in the footnotes to this table, and as affected by applicable community property laws, all persons listed have sole voting and investment power for all shares shown as beneficially owned by them.

Name and Address of Beneficial Owners(1)	Number of Shares	Percentage of Shares Beneficially Owned
5% Stockholders:
David Kanen(2)	4,981,624	13.0%
Mehran Nia(3)	4,723,843	12.3%
Sol Khazani(4)	2,539,671	6.6%
Mina Khazani(5)	2,474,952	6.5%
North Star Investment Management Corporation(6)	1,786,685	4.7%
Officers and Directors:
Aaron Coleman(7)	1,303,871	3.4%
Neil Watanabe(8)	559,902	1.5%
David Eisler(9)	358,270	*
Joshua L. Berman(10)	244,324	*
Jay K. Greyson(11)	163,168	*
David Kanen(2)	4,981,624	13%
Sol Khazani(4)	2,539,671	6.6%
Mehran Nia(3)	4,723,843	12.3%
Barbara Palmer(12)	159,163	*
Warren B. Phelps III(13)	306,382	*
Bradley E. Wilson(14)	159,963	*
All directors and executive officers as a group (14 persons)(15)	15,500,181	40.6%
* Less than 1%

(1)

The address for each of the officers and directors is c/o U.S. Auto Parts Network, Inc. at 16941 Keegan Avenue, Carson, California 90746.  The address for David Kanen is 5850 Coral Ridge Drive,  Suite 309, Coral Springs, FL 33076.  The address for Mehran Nia and Mina Khazani is 12320 21st Helena Dr., Los Angeles, CA 90049.  The address for North Star Investment Management Corporation is 20 N. Wacker Drive, Suite 1416, Chicago, Illinois 60606.

(2)

Based on a Form 4 filed with the SEC on January 10, 2019, consists of (i) 1,605,928 shares of common stock owned directly by the Philotimo Fund, LP, (ii) 173,514 shares of common stock owned directly by David Kanen, and (iii) 3,202,182 shares owned by Kanen Wealth Management, LLC.  Kanen Wealth Management, LLC, as the general partner of the Philotimo Fund, LP may be deemed the beneficial owner of the 2,005,928 Shares owned by the Philotimo Fund, LP.  David Kanen, as the managing member of Kanen Wealth Management, LLC, may be deemed the beneficial owner of the (i) 3,202,182 shares owned by Kanen Wealth Management, LLC and (ii) 1,605,928 shares owned by the Philotimo Fund, LP.

(3)

Based on a Schedule 13D filed with the SEC on May 5, 2015 and the Company’s stockholder records, consists of (i) 3,615,391 shares of Common Stock owned directly by the Nia Living Trust Established September 2, 2004 (the “Living Trust”), of which Mehran Nia and his spouse, Fariba Nia, are co-trustees, (ii) 1,034,482 shares of Common Stock issuable upon conversion of Series A Convertible Preferred Stock owned by the Living Trust, and (iii) 73,970 shares of Common Stock issued in lieu of preferred stock dividends. Mehran Nia disclaims beneficial interest in the Living Trust except to the extent of his pecuniary interest therein.

(4)

Consists of (i) 1,956,211 shares of common stock owned directly by the Sol Khazani Living Trust Established June 1, 2007, of which Mr. Khazani is the sole trustee, (ii) 213,979 shares of common stock owned directly by the Sol Khazani Annuity Trust Established November 18, 2006, of which Mr. Khazani is the sole trustee, (iii) 24,654 shares of common stock issued in lieu of preferred stock dividends, and (iv) 344,827 shares of common stock issuable upon conversion of Series A Convertible Preferred Stock. Mr. Khazani has shared power to vote or to direct the vote of and the shared power to dispose or to direct the disposition of shares in the aggregate, and is thus deemed to beneficially own such shares, in his capacity as trustee of several trusts. Mr. Khazani additionally shares the right to receive dividends from, and the proceeds from the sale of, the shares.

(5)

Based on the Company’s stockholder records, consists of (i) 1,366,500 shares of common stock owned directly by the Mina Khazani Living Trust, Dated May 30, 2007, of which Ms. Khazani is the sole trustee, (ii) 73,970 shares of common stock issued in lieu of preferred stock dividends, and (iii) 1,034,482 shares of common stock issuable upon conversion of Series A Convertible Preferred Stock. Ms. Khazani has shared power to vote or to direct the vote of and the shared power to dispose or to direct the disposition of shares in the aggregate, and is thus deemed to beneficially own such shares, in her capacity as trustee the trust. Ms. Khazani additionally shares the right to receive dividends from, and the proceeds from the sale of, the shares.

(6)

Based on a Schedule 13G filed with the SEC on January 9, 2019, consists of (i) 1,486,960 shares over which North Star has sole power to dispose or to direct the disposition of the shares, and (ii) 299,725 shares over which North Star has shared power to dispose or to direct the disposition of the shares, and is thus deemed to beneficially own such shares.

(7)

Based on a Form 4filed with the SEC on January 3, 2019 and includes 743,747 shares issuable upon exercise of outstanding options.  Mr. Coleman resigned as Chief Executive Officer effective January 2, 2019.

(8)

Based on a Form 4 filed with the SEC on March 19, 2019 and includes 429,035 shares issuable upon exercise of outstanding options.  Mr. Watanabe resigned as Chief Financial Officer effective March 15, 2019.

(9)

Based on a Form 4 filed with the SEC on April 2, 2019 and includes 200,505 shares issuable upon exercise of outstanding options.  Mr. Eisler resigned as SVP, Chief Legal and Administrative Officer effective March 29, 2019.

(10)

Includes (i) 202,496 shares issuable upon exercise of outstanding options which are exercisable as of March 25, 2019 or within 60 days after such date, and (ii) 33,881 restricted stock units which are subject to vesting within 60 days of March 25, 2019.

(11)

Includes (i) 107,496 shares issuable upon exercise of outstanding options which are exercisable as of March 25, 2019 or within 60 days after such date, and (ii) 33,881 restricted stock units which are subject to vesting within 60 days of March 25, 2019.

(12)

Includes (i) 127,496 shares issuable upon exercise of outstanding options which are exercisable as of March 25, 2019 or within 60 days after such date, and (ii) 32,467 restricted stock units which are subject to vesting within 60 days of March 25, 2019.

(13)

Includes (i) 202,496 shares issuable upon exercise of outstanding options which are exercisable as of March 25, 2019 or within 60 days after such date, and (ii) 50,115 restricted stock units which are subject to vesting within 60 days of March 25, 2019.

(14)

Includes (i) 127,496 shares issuable upon exercise of outstanding options which are exercisable as of March 25, 2019 or within 60 days after such date, and (ii) 32,467 restricted stock units which are subject to vesting within 60 days of March 25, 2019.

(15)

Includes (i) 1,379,309 shares of common stock issuable upon conversion of Series A Convertible Preferred Stock, (ii) 1,032,800 shares issuable upon exercise of outstanding options which are exercisable as of March 25, 2019 or within 60 days after such date, and (iii) 311,264 restricted stock units which are subject to vesting within 60 days of March 25, 2019.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides certain information with respect to all of our equity compensation plans in effect as of December 29, 2018:

	Number of securities to be issued upon exercise of outstanding options and awards (a)	Weighted-average exercise price of outstanding options and awards (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders:	7,551,306	$2.69	7,732,819	(1)
Equity compensation plans not approved by security holders:	—	—	—
Total	7,551,306	$2.69	7,732,819

(1) Represents securities available for issuance under the 2016 Equity Incentive Plan.

CERTAIN RELATIONSHIPS

AND RELATED TRANSACTIONS

Since December 29, 2018, except as set forth below, there has not been, nor is there any proposed transaction where we were or will be a party in which the amount involved exceeded or will exceed $120,000 and in which any director, director nominee, executive officer, holder of more than 5% of any class of our voting securities, or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest, other than the compensation agreements and other agreements and transactions which are described in “Executive Compensation and Other Information” and "Corporate Governance - Voting Agreements with Stockholders".

Policies and Procedures for Related Party Transactions

Pursuant to the written charter of our Audit Committee adopted in January 2007, our Audit Committee is responsible for reviewing and approving all related party transactions and potential conflict of interest situations involving a principal stockholder, a member of the Board of Directors or senior management. In addition, our company policies require that our officers and employees avoid using their positions for purposes that are, or give the appearance of being, motivated by a desire for personal gain, and our policies further require that all officers and employees who have authority to initiate related party transactions provide a written report, on a quarterly basis, of all activities which could result in a conflict of interest or impair their professional judgment. All such written reports concerning related party transactions or conflicts of interest are submitted to, and reviewed by, our Chief Financial Officer and our Audit Committee.

Related Party Transactions

AutoMD. On March 3, 2017, AutoMD, a then majority owned subsidiary of the Company, entered into a Dissolution Agreement with Oak Investment Partners XI, Limited Partnership (“Oak”) and the Sol Khazani Living Trust (the “Trust”), pursuant to which AutoMD redeemed 1,500,000 and 500,000 shares of its common stock, respectively, for a purchase price of $895,500 and $298,500, respectively. In connection with the Dissolution Agreement, each of the prior investor agreements entered into between AutoMD, and Oak and the Trust, were terminated. Fredric W. Harman and Sol Khazani, each a director of the Company at the time of the transaction, are affiliated with Oak and the Trust, respectively. Mr. Harman subsequently resigned as a director of the Company on March 30, 2017. In accordance with the Company’s policies and procedures for related party transactions, the Audit Committee approved the transaction prior to AutoMD entering into the Dissolution Agreement.

Consulting Agreement with Mehran Nia.  On March 25, 2019, the Board  appointed Mehran Nia as a Special Advisor to the Company.    In connection with Mr. Nia’s appointment as a Special Advisor, Mr. Nia entered into a Consulting Agreement with the Company (the “Consulting Agreement”), pursuant to which Mr. Nia will perform such duties prescribed by the Company’s Chief Executive Officer including without limitation the following: analysis of the Company’s data and catalog and merchandising operations, real estate negotiation, vendor negotiation, and other ad hoc projects assigned to him by the Company’s Chief Executive Officer.  Mr. Nia will work an average of twenty (20) hours per week during the term of the Consulting Agreement with at least eight (8) weeks of service in Manila, Philippines.  As consideration for Mr. Nia’s services, Mr. Nia was granted a stock option to purchase 600,000 shares of the Company’s common stock (the “Option”) pursuant to the Company’s 2016 Equity Incentive Plan. The exercise price for the Option was $1.03, the closing sales price of the Company’s common stock as reported by Nasdaq on the date of grant. The Option vests in equal installments over a two year period, with such vesting commencing on the first month anniversary of the grant date, and the remainder of which vests and becomes exercisable in twenty-three equal monthly installments thereafter, subject to Mr. Nia’s continued service with the Company through such vesting dates.

Indemnification Agreements. The Company has entered into indemnification agreements with the Company’s directors and executive officers. These agreements require the Company to indemnify these individuals to the fullest extent permitted under law against liabilities that may arise by reason of their service to the Company, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified. The Company also intends to enter into indemnification agreements with the Company’s future directors and executive officers.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Under the federal securities laws, our directors and officers and any persons holding more than 10% of our common stock are required to report their ownership of our common stock and any changes in that ownership to the SEC on Section 16(a) forms. Specific due dates for these reports have been established, and we are required to report in this proxy statement any failure to file by these dates. Based solely on our review of copies of the reports on the Section 16(a) forms received by us with respect to the fiscal year ended December 29, 2018 and representations from the reporting persons that no other reports were required, we believe that all directors, executive officers and persons who own more than 10% of our common stock have complied with the reporting requirements of Section 16(a) and have filed all reports required by such section.

ANNUAL REPORT

A copy of our annual report on Form 10-K for the fiscal year ended December 29, 2018 (excluding the exhibits thereto) accompanies the proxy materials being mailed to all stockholders. The Annual Report is not incorporated into this proxy statement and is not considered proxy solicitation material. Stockholders may obtain a copy of the Annual Report and any of our other filings with the SEC, without charge, by writing to our Corporate Secretary, U.S. Auto Parts Network, Inc., 16941 Keegan Avenue, Carson, California 90746. The annual report on Form 10-K (including the exhibits thereto) is also available on the SEC’s website at www.sec.gov.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS

FOR THE 2019 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 22, 2019

AT THE OFFICES OF THE COMPANY LOCATED AT

16941 KEEGAN AVENUE, CARSON, CA 90746

This proxy statement and our annual report on Form 10-K for the year ended December 29, 2018 are also available at http://investor.usautoparts.net. We encourage you to access and review all of the important information contained in the proxy materials before voting. To obtain directions to be able to attend the shareholder meeting and vote in person, please contact our Corporate Secretary, at our principal executive offices at 16941 Keegan Avenue, Carson, California 90746 or by calling us at (424) 702-1455.  You will also be required to register for the meeting at proxyvote.com to attend the meeting in person.

ADDITIONAL INFORMATION

Deadline for Receipt of Stockholder Proposals or Nominations

Stockholders may present proposals for action at a future meeting or nominate persons for the election of directors only if they comply with the requirements of the proxy rules established by the SEC and our bylaws. Pursuant to Rule 14a-8 of the Exchange Act, some stockholders proposals may be eligible for inclusion in our proxy statement for the 2020 Annual Meeting of Stockholders (the “2020 Annual Meeting”). Stockholder proposals that are intended to be presented at our 2020 Annual Meeting and included in the proxy statement, form of proxy and other proxy solicitation materials related to that meeting must be received by us not later than December 7, 2019.

If a stockholder wishes to submit a proposal which is not intended to be included in our proxy statement under Rule 14a-8 of the Exchange Act, or wishes to nominate a person as a candidate for election to the Board, the stockholder must submit the proposal or nomination between February 22, 2020 and March 23, 2020. If the date of the 2020 Annual Meeting is advanced by more than 30 days or delayed (other than as a result of adjournment) by more than 60 days from the anniversary date of the 2019 Annual Meeting of Stockholders (a situation that we do not anticipate), the stockholder must submit any such proposal or nomination not earlier than the 90th day before the 2020 Annual Meeting and not later than the close of business on the later of (i) the 60th day before the 2020 Annual Meeting and (ii) the 10th day following the day on which public announcement of the date of such meeting is first made. Stockholders are advised to review our bylaws which contain these advance notice requirements with respect to advance notice of stockholder proposals and director nominations.

In addition, with respect to any proposal that a stockholder presents at the 2020 Annual Meeting that is not submitted for inclusion in our proxy materials pursuant to Rule 14a-8 under the Exchange Act, the proxy solicited by the Board of Directors for such annual meeting will confer discretionary voting authority to vote on such stockholder proposal to the extent permitted under Rule 14a-4 under the Exchange Act.

Stockholder proposals must be in writing and should be addressed to our Corporate Secretary, at our principal executive offices at 16941 Keegan Avenue, Carson, California 90746. It is recommended that stockholders submitting proposals direct them to our Corporate Secretary and utilize certified mail, return receipt requested, in order to provide proof of timely receipt. The Chairman of the Annual Meeting reserves the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements, including conditions set forth in our bylaws and conditions established by the SEC.

Stockholders Sharing the Same Address

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for Annual Meeting materials with respect to two or more stockholders sharing the same address by delivering a single copy of Annual Meeting materials to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

This year, a number of brokers with account holders who are stockholders will be “householding” the Company’s proxy materials. A single copy of the Annual Meeting materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate copy of the Annual Meeting Materials, please notify your broker or the Company. Direct your written request to U.S. Auto Parts Network, Inc., Attn: Corporate Secretary, 16941 Keegan Avenue, Carson, CA 90746 or contact the Company by telephone at (424) 702-1455. Stockholders who currently receive multiple copies of the Annual Meeting Materials at their addresses and would like to request “householding” of their communications should contact their brokers.

OTHER BUSINESS

The Board of Directors is not aware of any other matter which will be presented for action at the Annual Meeting other than the matters set forth in this proxy statement. If any other matter requiring a vote of the stockholders arises, it is intended that the proxy holders will vote the shares they represent as the Board of Directors may recommend. The enclosed proxy grants the proxy holders discretionary authority to vote on any such other matters properly brought before the Annual Meeting.

By Order of the Board of Directors

Lev Peker
Chief Executive Officer

VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. U.S. AUTO PARTS NETWORK, INC. ATTN: CORPORATE SECRETARY 16941 KEEGAN AVENUE CARSON, CA 90746 ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. VOTE IN PERSON If you are a stockholder of record, you may vote in person at the meeting by requesting a ballot. To attend the meeting, go to the "Register for Meeting" link at www.proxyvote.com. Please note that you will need to print your admission ticket and bring a valid photo ID to attend the Annual Meeting. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: E58166-P19178 KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. U.S. AUTO PARTS NETWORK, INC. For Withhold For All AllAllExcept To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below. ! ! ! 1. Election of the following Class I Directors Nominees: 01) 02) 03) Jay K. Greyson Mehran Nia Barbara Palmer For Against Abstain 2. Ratification of the appointment of RSM US LLP, an independent registered public accounting firm, as independent auditors of the Company for fiscal year ending December 29, 2019. ! ! ! NOTE: The proxies are authorized to vote on such other business as may properly come before the meeting, to the extent permitted by Rule 14a-4(c) under the Securities Exchange Act of 1934, as amended. The Board of Directors recommends you vote FOR the above nominees and FOR proposal 2. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Annual Report and Notice and Proxy Statement are available at www.proxyvote.com. If you plan to attend the meeting in person, please register and print an admission ticket in advance at proxyvote.com, following the instructions set forth in the proxy statement. You will need the 16-digit control number printed on the other side of this proxy card. Questions? Please contact us at 1-424-702-1455. E58167-P19178 U.S. AUTO PARTS NETWORK, INC. Annual Meeting of Stockholders May 22, 2019 9:00 AM, PDT This proxy is solicited by the Board of Directors The stockholder(s) hereby appoint(s) Lev Peker and David Meniane, or either of them, as proxies, with the power to appoint his substitute, and hereby authorize(s) each of them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Series A Convertible Preferred Stock and/or Common Stock of U.S. AUTO PARTS NETWORK, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 9:00 AM, PDT on May 22, 2019, at U.S. Auto Parts Network, Inc., 16941 Keegan Ave., Carson, CA 90746, and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. Continued and to be signed on reverse side